Exhibit 10.1

EXECUTION COPY

TERM LOAN CREDIT AGREEMENT

Dated as of September 14, 2007
among

ENERGIZER HOLDINGS, INC.

THE INSTITUTIONS FROM TIME TO TIME
PARTIES HERETO AS LENDERS

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

BANK OF AMERICA, N.A.,
as Syndication Agent

and

CITIBANK, N.A.,
as Documentation Agent

_________________________________________________________________________________

J.P. MORGAN SECURITIES INC., BANC OF AMERICA SECURITIES LLC AND CITIGROUP GLOBAL MARKETS INC.,
as Lead Arrangers and Joint Bookrunners
_________________________________________________________________________________

Table of Contents

ARTICLE I: DEFINITIONS
1.1 Certain Defined Terms
1.2 References
ARTICLE II: THE TERM LOAN FACILITY
2.1 Loans
2.2 Repayment of Loans
2.3 Rate Options for all Loans; Maximum Interest Periods
2.4 Prepayments
2.5 Reduction of Commitments
2.6 Method of Borrowing
2.7 Method of Requesting the Advance
2.8 Amount of the Advance
2.9 Method of Selecting Types and Interest Periods for Conversion and Continuation of Loans
2.10 Default Rate
2.11 Method of Payment
2.12 Evidence of Debt; Noteless Agreement
2.13 Telephonic Notices
2.14 Promise to Pay; Interest Payment Dates; Fees; Interest and Fee Basis
2.15 Notification of the Advance, Interest Rates, Prepayments and Aggregate Commitment Reductions
2.16 Lending Installations
2.17 Non-Receipt of Funds by the Administrative Agent
2.18 Termination Date
2.19 Replacement of Certain Lenders
ARTICLE III: [RESERVED]
ARTICLE IV: YIELD PROTECTION; TAXES
4.1 Yield Protection
4.2 Changes in Capital Adequacy Regulations
4.3 Availability of Types of Loans
4.4 Funding Indemnification
4.5 Taxes.
4.6 Lender Statements; Survival of Indemnity
ARTICLE V: CONDITIONS PRECEDENT
5.1 Funding Date
5.2 Closing Date
5.3 Each Loan
ARTICLE VI: REPRESENTATIONS AND WARRANTIES
6.1 Organization; Corporate Powers
6.2 Authority.
6.3 No Conflict; Governmental Consents for the Borrower
6.4 Financial Statements
6.5 No Material Adverse Change
6.6 Taxes.
6.7 Litigation; Loss Contingencies and Violations
6.8 Subsidiaries
6.9 ERISA
6.10 Accuracy of Information
6.11 Securities Activities
6.12 Material Agreements
6.13 Compliance with Laws
6.14 Assets and Properties
6.15 Statutory Indebtedness Restrictions
6.16 Insurance
6.17 Labor Matters
6.18 Designated Acquisition
6.19 Environmental Matters
6.20 Solvency
6.21 Benefits
ARTICLE VII: COVENANTS
7.1 Reporting
7.2 Affirmative Covenants.
7.3 Negative Covenants.
7.4 Financial Covenants
ARTICLE VIII: DEFAULTS
8.1 Defaults
ARTICLE IX: ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES
9.1 Termination of Commitments; Acceleration
9.2 Defaulting Lender
9.3 Amendments
9.4 Preservation of Rights
ARTICLE X: GENERAL PROVISIONS
10.1 Survival of Representations
10.2 Governmental Regulation
10.3 Performance of Obligations
10.4 Headings
10.5 Entire Agreement
10.6 Several Obligations; Benefits of this Agreement
10.7 Expenses; Indemnification.
10.8 Numbers of Documents
10.9 Accounting
10.10 Severability of Provisions
10.11 Nonliability of Lenders
10.12 GOVERNING LAW
10.13 CONSENT TO JURISDICTION; JURY TRIAL.
10.14 Subordination of Intercompany Indebtedness
ARTICLE XI: THE ADMINISTRATIVE AGENT
11.1 Appointment and Authorization
11.2 Administrative Agent and Affiliates
11.3 Action by Administrative Agent and Liability of Administrative Agent
11.4 Reliance on Documents and Counsel
11.5 Employment of Agents
11.6 Indemnification
11.7 Successor Agent
11.8 Credit Decision
11.9 Administrative Agent, Arrangers, Syndication Agent, Documentation Agent
ARTICLE XII: SETOFF; RATABLE PAYMENTS
12.1 Setoff
12.2 Ratable Payments
12.3 Application of Payments
12.4 Relations Among Lenders.
12.5 Representations and Covenants Among Lenders
ARTICLE XIII: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
13.1 Successors and Assigns
13.2 Participations.
13.3 Assignments.
13.4 Confidentiality
ARTICLE XIV: NOTICES
14.1 Giving Notice.
14.2 Change of Address
ARTICLE XV: COUNTERPARTS
ARTICLE XVI: USA PATRIOT ACT

Exhibits and Schedules

EXHIBIT A                                           Commitments
EXHIBIT B                                           Form of Borrowing/Election Notice
EXHIBIT C                                           Form of Assignment and Assumption
EXHIBIT D                                           Form of Borrower’s Counsel’s Opinion
EXHIBIT E                                           Form of Officer’s Certificate
EXHIBIT F                                           Form of Compliance Certificate
EXHIBIT G                                           Form of Supplement to Subsidiary Guaranty

Schedule 1.1.1                                   Permitted Existing Investments
Schedule 1.1.2                                   Permitted Existing Liens
Schedule 1.1.3                                   Permitted Existing Contingent Obligations
Schedule 6.3                                      Conflicts; Governmental Consents
Schedule 6.7                                      Litigation; Loss Contingencies
Schedule 6.8                                      Subsidiaries
Schedule 6.19                                    Environmental Matters
Schedule 7.3(G)                                 Transactions with Shareholders and Affiliates

TERM LOAN CREDIT AGREEMENT

This Term Loan Credit Agreement dated as of September 14, 2007 is entered into among ENERGIZER HOLDINGS, INC., a Missouri corporation, the institutions from time to time parties hereto as Lenders and JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, and CITIBANK, N.A., as Documentation Agent.  The parties hereto agree as follows:

DEFINITIONS

Certain Defined Terms.  In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

As used in this Agreement:

“Accounting Change” is defined in Section 10.9 hereof.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

“Administrative Agent” means JPMorgan in its capacity as contractual representative for itself and the Lenders pursuant to Article XI hereof and any successor Administrative Agent appointed pursuant to Article XI hereof.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Advance” means the borrowing hereunder made on the Funding Date in accordance with Article II and consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower.

“Affected Lender” is defined in Section 2.19 hereof.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

“Agents” means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as may be reduced from time to time pursuant to the terms hereof.  The initial Aggregate Commitment is One Billion Five Hundred Million and 00/100 Dollars ($1,500,000,000.00).

“Agreement” means this Term Loan Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 6.4 hereof; provided, however, except as provided in Section 10.9, that with respect to the calculation of financial ratios and other financial tests required by this Agreement, “Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 6.4 hereof.

“Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

“Applicable Facility Fee Percentage” means 0.20% per annum.

“Applicable Margin” means 0.80% per annum.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means J.P. Morgan Securities Inc., Banc of America Securities LLC and Citigroup Global Markets Inc., in their respective capacities as the lead arrangers and joint bookrunners for the loan transaction evidenced by this Agreement.

“Asset Sale” means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person) other than (i) the sale of Inventory in the ordinary course of business and (ii) the sale or other disposition of any obsolete manufacturing Equipment disposed of in the ordinary course of business.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 13.3), and accepted by the Administrative Agent, in the form of Exhibit C or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the president, any vice president (including any executive vice president), the  chief financial officer or the treasurer of the Borrower, acting singly.

“Bank of America” means Bank of America, N.A., in its individual capacity, and its successors.

“Benefit Plan” means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or Foreign Pension Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Energizer Holdings, Inc., a Missouri corporation, together with its successors and assigns, including a debtor-in-possession on behalf of the Borrower.

“Borrowing/Election Notice” is defined in Section 2.7 hereof.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York, and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Cash Equivalents” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and at least 95% of the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody’s Investors Service, Inc. or at least BBB by Standard & Poor’s Ratings Group); and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc.; provided that the maturities of such Cash Equivalents described in the foregoing clauses (i) through (iv) shall not exceed 365 days; (v) repurchase obligations of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies having a term not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (vi) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth, territory, political subdivision, taxing authority or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least BBB by Standard & Poor’s Ratings Group or at least Baa by Moody’s Investors Service, Inc.; (vii) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia (which commercial bank shall have a short-term debt rating of  A-1 (or better) by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc.), or by any foreign bank (which foreign bank shall have a rating of B or better from Thomson BankWatch Global Issuer Rating or, if not rated by Thomson BankWatch Global Issuer Rating, which foreign bank shall be an institution acceptable to the Administrative Agent), or its branches or agencies; or (viii) shares of money market mutual or similar funds at least 95% of the assets of which are invested in the types of investments satisfying the requirements of clauses (i) through (vii) of this definition.

“Change” is defined in Section 4.2 hereof.

“Change of Control” means an event or series of events by which:

(i)  any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of thirty percent (30%) or more of the voting power of the then outstanding Capital Stock of the Borrower entitled to vote generally in the election of the directors of the Borrower;

(ii)  during any period of 12 consecutive calendar months, the board of directors of the Borrower shall cease to have as a majority of its members individuals who either:

(a)  were directors of the Borrower on the first day of such period, or

(b)  were elected or nominated for election to the board of directors of the Borrower at the recommendation of or other approval by at least a majority of the directors then still in office at the time of such election or nomination who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved;

(iii)  other than as a result of a transaction not prohibited under the terms of this Agreement, the Borrower (a) shall cease to own, of record and beneficially, with sole voting and dispositive power, 100% of the outstanding shares of Capital Stock of each of the Subsidiary Guarantors or (b) shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of each of the Subsidiary Guarantors; or

(iv)  the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property.

“Citibank” means Citibank, N.A., in its individual capacity, and its successors.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

“Commitment” means, for each Lender, prior to the Funding Date, the obligation of such Lender to make Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading “Commitment” or in the Assignment and Assumption by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Assumption.

“Consolidated Assets” means the total assets of the Borrower and its Subsidiaries on a consolidated basis.

“Consolidated Domestic Assets” means the total assets of the Borrower and each of its consolidated Subsidiaries that is incorporated under the laws of any jurisdiction in the United States.

“Consolidated Net Worth” means, as of any date, all amounts which would be included under shareholders’ equity (including capital stock, additional paid-in capital and retained earnings) on the consolidated balance sheet for the Borrower and its consolidated Subsidiaries determined in accordance with Agreement Accounting Principles.

“Consolidated Total Capitalization” means, as of any date, the sum of (i) Indebtedness of the Borrower and its consolidated Subsidiaries and (ii) Consolidated Net Worth, all determined in accordance with Agreement Accounting Principles.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or polychlorinated biphenyls (“PCBs”), and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

“Contingent Obligation”, as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.  The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.

“Contractual Obligation”, as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.  Without in any way limiting the foregoing, as used with respect to the Borrower or any of its Subsidiaries, Contractual Obligations shall include, without limitation, the Financing Facilities and any instruments, documents or agreements executed or delivered in connection therewith by which the Borrower or such Subsidiaries are bound.

“Controlled Group” means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

“Covenant Leverage Ratio” is defined in Section 7.4(A) hereof.

“Cure Loan” is defined in Section 9.2(iii) hereof.

“Customary Permitted Liens” means:

(i)  Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC or any Plan) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained as may be required in accordance with Agreement Accounting Principles;

(ii)  statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained as may be required in accordance with Agreement Accounting Principles;

(iii)  Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC or any Plan) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower’s or such Subsidiary’s assets or property taken as a whole or materially impair the use thereof in the operation of the Borrower’s or such Subsidiary’s businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $30,000,000;

(iv)  Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(v)  Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any of its Subsidiaries which do not constitute a Default under Section 8.1(H) hereof;

(vi)  any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; and

(vii)  Liens of commercial depository institutions arising in the ordinary course of business constituting a statutory or common law right of setoff against amounts on deposit with any such institution.

“Default” means an event described in Article VIII hereof.

“Designated Acquisition” means the merger of the Target with and into the Designated Merger Subsidiary in accordance with Delaware General Corporation Law, whereupon the separate existence of the Designated Merger Subsidiary shall cease, and the Target shall be the surviving corporation as a wholly-owned Subsidiary of the Borrower, all on the terms and conditions set forth in the Designated Acquisition Agreement.

“Designated Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of July 12, 2007, by and among the Borrower, the Designated Merger Subsidiary and the Target (for the avoidance of doubt, together with all exhibits, schedules and appendices thereto).

“Designated Acquisition Documents” means the Designated Acquisition Agreement, the Designated Acquisition Stockholder Agreement and all other documents, instruments and agreements entered into by the Borrower or any of its Subsidiaries in connection with the Designated Acquisition.

“Designated Acquisition Stockholder Agreement” means that certain Stockholder Agreement, dated as of July 12, 2007, by and among the Borrower and the stockholders of the Target identified as parties thereto (for the avoidance of doubt, together with all exhibits, schedules and appendices thereto).

“Designated Merger Subsidiary” means ETKM, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of the Borrower.

“Disclosed Litigation” is defined in Section 6.7 hereof.

“Disqualified Stock” means any preferred stock and any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Termination Date.

“Documentation Agent” means Citibank (and its successors) in its capacity as documentation agent for the loan transaction evidenced by this Agreement.

“DOL” means the United States Department of Labor and any Person succeeding to the functions thereof.

“Dollar” and “$” means dollars in the lawful currency of the United States.

“EBIT”  means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iv) non-cash charges (except any non-cash charges that require accrual of a reserve for anticipated future cash payments for any period) to the extent deducted in computing Net Income, plus (v) other extraordinary non-cash charges to the extent deducted in computing Net Income, minus (vi) extraordinary gains to the extent added in computing Net Income.

“EBITDA” means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) EBIT, plus (ii) depreciation expense to the extent deducted in computing Net Income, plus (iii) amortization expense, including, without limitation, amortization of goodwill and other intangible assets, to the extent deducted in computing Net Income.

“Environmental, Health or Safety Requirements of Law” means all applicable foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 etseq., the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 etseq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 etseq., in each case including any amendments thereto, any successor statutes, and any regulations promulgated thereunder, and any state or local equivalent thereof.

“Environmental Lien” means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Environmental Property Transfer Act” means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called “Industrial Site Recovery Act” or “Responsible Property Transfer Act.”

“Equipment” means all of the Borrower’s and its Subsidiaries’ present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than the Borrower’s or Subsidiary’s Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“Eurodollar Base Rate” means, with respect to any Eurodollar Rate Advance for any Interest Period, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service which is generally utilized in the syndicated loan market, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “Eurodollar Base Rate” with respect to such Eurodollar Rate Advance for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate” means, with respect to any Eurodollar Rate Advance for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurodollar Base Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate plus (ii) the Applicable Margin plus (iii) at all times from and after December 30, 2007, 0.50% per annum (the “Supplemental Margin”).

“Eurodollar Rate Loan” means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

“Existing Credit Agreement” means that certain Revolving Credit Agreement, dated as of November 16, 2004, among the Borrower, the institutions from time to time parties thereto as lenders, JPMorgan, as the administrative agent, Bank of America, as the syndication agent, and Citibank, as the documentation agent, as amended by Amendment No. 1 thereto dated as of September 22, 2005, Amendment No. 2 thereto dated as of October 21, 2005 and Amendment No. 3 thereto dated as of May 15, 2006, and as the same may be further amended, restated, supplemented or otherwise modified from time to time in a manner that is not materially adverse to the interests of the Lenders.

“Existing Credit Facility” means the credit facility evidenced by the Existing Credit Agreement and the subsidiary guarantees and other instruments, documents and agreements executed or delivered in connection therewith.

“Facility Fee” is defined in Section 2.14(C) hereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates per annum on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financing” means, with respect to any Person, the issuance or sale by such Person of any Disqualified Stock, Equity Interests of such Person or any Indebtedness consisting of debt securities (including, without limitation, any syndicated loan other than the Loans made hereunder) of such Person; provided, that such term shall not include (i) any proceeds of (x) borrowings under the Borrower’s Existing Credit Agreement up to the maximum commitment amount in effect on the Funding Date or (y) purchases under the Receivables Purchase Documents up to the maximum purchase limit in effect on the Funding Date, (ii) any borrowings by any Subsidiaries incorporated or organized under the laws of any foreign jurisdiction under short-term, uncommitted money market lines of credit representing ordinary course working capital Indebtedness (provided, however, that the Indebtedness referred to in this clause (ii) shall in no event include borrowings under any permanent or term financing in favor of any such foreign Subsidiary, whether consisting of bonds, single-bank or syndicated loan facilities or other permanent or term debt securities) or (iii) any borrowings under the Borrower’s existing money market lines of credit (as the same may be extended or refinanced).

“Financing Facilities” means the Existing Credit Facility, the Receivables Purchase Facility, the Senior Notes and the Singapore Credit Facility.

“Floating Rate Loan” means a Loan, or portion thereof, which bears interest by reference to the Alternate Base Rate.

“Foreign Competition Laws” means competition and foreign investment laws and regulations of any jurisdiction outside the United States.

“Foreign Employee Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower or any member of the Controlled Group, but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.

“Foreign Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) which (i) is maintained or contributed to for the benefit of employees of the Borrower or any other member of the Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) thereof and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

“Funding Date” means the date on or after the Closing Date on which the Loans are advanced hereunder, subject to the satisfaction of the terms and conditions set forth in Section 5.1.

“Governmental Acts” is defined in Section 3.10(A) hereof.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

“Hedging Arrangements” is defined in the definition of “Hedging Obligations” below.

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions (“Hedging Arrangements”), and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Holders of Obligations” means the holders of the Obligations from time to time and shall include their respective successors, transferees and assigns.

“Indebtedness” of any Person means, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), which purchase price is due more than six (6) months from the date of incurrence of the obligation in respect thereof, provided that the related obligations are not interest bearing, (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations in respect of Indebtedness, (g) obligations with respect to letters of credit, (h) Off-Balance Sheet Liabilities, (i) Receivables Facility Attributed Indebtedness and (j) Disqualified Stock.  The amount of Indebtedness of any Person at any date shall be without duplication (1) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (2) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

“Indemnified Matters”  is defined in Section 10.7(B) hereof.

“Indemnitees” is defined in Section 10.7(B) hereof.

“Insolvency Event” is defined in Section 10.14 hereof.

“Intercompany Indebtedness” is defined in Section 10.14 hereof.

“Interest Expense” means, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued, including, without duplication, Off-Balance Sheet Liabilities (including Receivables Facility Financing Costs) and the interest component of Capitalized Leases, all as determined in conformity with Agreement Accounting Principles.

“Interest Expense Coverage Ratio” is defined in Section 7.4(B) hereof.

“Interest Period” means, with respect to a Eurodollar Rate Loan, a period of one (1), two (2), three (3) or six (6) months or other periods to the extent available to all of the Lenders and agreed to between the Borrower and the Administrative Agent (acting on the instructions of all of the Lenders), commencing on a Business Day selected by the Borrower on which a Eurodollar Rate Loan is made to Borrower pursuant to this Agreement.  Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months (or such other period) thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month (or other period), such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month (or other period).  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Inventory” shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Borrower or any of its Subsidiaries, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of Borrower or any of its Subsidiaries, and shall include all right, title and interest of the Borrower or any of its Subsidiaries in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Borrower or any of its Subsidiaries.

“Investment” means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

“IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof.

“JPMorgan” means JPMorgan Chase Bank, N.A., in its individual capacity, and its successors.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan(s)” means, with respect to a Lender, such Lender’s portion of the Advance consisting of a term loan made pursuant to Section 2.1 hereof, and collectively, all Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Rate Loans.

“Loan Documents” means this Agreement, the Subsidiary Guaranty, any Assignment and Assumption, any promissory notes issued pursuant to Section 2.12 and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Loan Parties” is defined in Section 5.1 hereof.

“Margin Stock” shall have the meaning ascribed to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their obligations under the Loan Documents in any material respect, or (c) the ability of the Lenders or the Administrative Agent to enforce in any material respect the Obligations.

“Material Domestic Subsidiary” means each consolidated Subsidiary (other than any SPV) of the Borrower (a) incorporated under the laws of any jurisdiction in the United States and (b) the total assets of which exceed, as at the end of any calendar quarter or, in the case of consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated by the Borrower on a proforma basis taking into account the consummation of such Permitted Acquisition), three percent (3.0%) of the Consolidated Domestic Assets of the Borrower and its consolidated Subsidiaries (other than SPVs).

“Material Foreign Subsidiary” means each consolidated Subsidiary (other than any SPV) of the Borrower (a) incorporated or organized under the laws of any foreign jurisdiction and (b) the total assets of which exceed, as at the end of any calendar quarter or, in the case of consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated by the Borrower on a proforma basis taking into account the consummation of such Permitted Acquisition), five percent (5.0%) of the Consolidated Assets of the Borrower and its consolidated Subsidiaries (other than SPVs).

“Material Indebtedness” means (a) any Indebtedness evidenced by the Financing Facilities or (b) any other Indebtedness (other than the Indebtedness hereunder) of a single class with an aggregate outstanding principal amount equal to or greater than $30,000,000.

“Material Subsidiaries” means each of the Borrower’s Material Domestic Subsidiaries and Material Foreign Subsidiaries.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

 “Net Cash Proceeds” means, with respect to any Financing by any Person,  (a) cash or Cash Equivalents (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Financing or (b) cash or Cash Equivalents payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Financing upon receipt of such cash payments by such Person or such Subsidiary, in each case, after (i) provision for all income or other taxes measured by or resulting from such Financing and (ii) payment of all brokerage commissions and other fees and expenses and commissions related to such Financing.

“Net Income” means, for any period, the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

“New Subsidiary” is defined in Section 7.3(F).

“Non-ERISA Commitments” means

(i)  each pension, medical, dental, life, accident insurance, disability, group insurance, sick leave, profit sharing, deferred compensation, bonus, stock option, stock purchase, retirement, savings, severance, stock ownership, performance, incentive, hospitalization or other insurance, or other welfare, benefit or fringe benefit plan, policy, trust, understanding or arrangement of any kind; and

(ii)  each employee collective bargaining agreement and each agreement, understanding or arrangement of any kind, with or for the benefit of any  present or prior officer, director, employee or consultant (including, without limitation, each employment, compensation, deferred compensation, severance or consulting agreement or arrangement and any agreement or arrangement associated with a change in ownership of the Borrower or any member of the Controlled Group);

to which the Borrower or any member of the Controlled Group is a party or with respect to which the Borrower or any member of the Controlled Group is or will be required to make any payment other than any Plans.
“Non Pro Rata Loan” is defined in Section 9.2 hereof.

“Non-U.S. Lender” is defined in Section 4.5(iv) hereof.

“Obligations” means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Agents, any Lender, the Arrangers, any Affiliate of the Agents or any Lender, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.  The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, reasonable paralegals’ fees (and, after the occurrence and during the continuance of a Default, all attorney’s fees and disbursements and paralegals’ fees, whether or not reasonable), and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

“Off-Balance Sheet Liabilities” of a Person means, without duplication, (a) any Receivables Facility Attributed Indebtedness and repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of Receivables or notes receivable or any other obligation of the Borrower or such transferor to purchasers/transferees of interests in Receivables or notes receivables or the agent for such purchasers/transferees), (b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability under any financing lease or so-called “synthetic” lease transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

“Originators” means the Borrower and/or any of its Subsidiaries in their respective capacities as parties to any Receivables Purchase Documents, as sellers or transferors of any Receivables and Related Security in connection with a Permitted Receivables Transfer.

“Other Taxes” is defined in Section 4.5 hereof.

“Participant” is defined in Section 13.2(A) hereof.

“Payment Date” means the last day of each March, June, September and December.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisition” is defined in Section 7.3(F) hereof.

“Permitted Existing Contingent Obligations” means the Contingent Obligations of the Borrower and its Subsidiaries identified on Schedule 1.1.3 to this Agreement.

“Permitted Existing Investments” means the Investments of the Borrower and its Subsidiaries identified on Schedule 1.1.1 to this Agreement.

“Permitted Existing Liens” means the Liens on assets of the Borrower and its Subsidiaries identified on Schedule 1.1.2 to this Agreement.

“Permitted Receivables Transfer” means (i) a sale or other transfer by an Originator to a SPV of Receivables and Related Security for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (ii) a sale or other transfer by a SPV to (a) purchasers of or other investors in such Receivables and Related Security or (b) any other Person (including a SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Related Security, in each case pursuant to and in accordance with the terms of the Receivables Purchase Documents.

“Person” means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

 “Pro Rata Share” means, prior to the Funding Date, with respect to any Lender, the percentage obtained by dividing (A) such Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Commitment at such time; provided, however, that (i) from and after the Funding Date, then “Pro Rata Share” means the percentage obtained by dividing (x) the aggregate  principal balance of such Lender’s Loans at such time, by (y) the aggregate outstanding balance of all Loans at such time, and (ii) if all of the Commitments have terminated prior to the Funding Date, then “Pro Rata Share” means the percentage obtained by dividing (x) such Lender’s Commitment immediately prior to such termination by (y) the Aggregate Commitment immediately prior to such termination.

“Purchasers” is defined in Section 13.3(A) hereof.

“Receivable(s)” means and includes all of the Borrower’s and its Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower and its Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Receivables and Related Security” means the Receivables and the related security and collections with respect thereto which are sold or transferred by any Originator or SPV in connection with any Permitted Receivables Transfer.

“Receivables Facility Attributed Indebtedness” means the amount of obligations outstanding under a receivables purchase facility on any date of determination that are characterized as principal on the balance sheet of the Borrower, or would be so characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

“Receivables Facility Financing Costs” means such portion of the cash fees, service charges, and other costs, as well as all collections or other amounts retained by purchasers of receivables pursuant to a receivables purchase facility, which are in excess of amounts paid to the Borrower and its consolidated Subsidiaries under any receivables purchase facility for the purchase of receivables pursuant to such facility and are the equivalent of the interest component of the financing if the transaction were characterized as an on-balance sheet transaction.

“Receivables Purchase Documents” means (i) the 2000 Receivables Sale Agreement and (ii) the 2000 Receivables Purchase Agreement, or any other series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which an Originator or Originators sell or transfer to SPVs all of their respective right, title and interest in and to certain  Receivables and Related Security for further sale or transfer to other purchasers of or investors in such assets (in any such case, together with, the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement, refinancing or substitution therefor consistent with the foregoing provisions of this definition.

“Receivables Purchase Facility” means the securitization facility made available to the Borrower, pursuant to which the Receivables and Related Security of the Originators are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

“Register” is defined in Section 13.3(D) hereof.

“Regulation D” means Regulation D of the Board as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation T” means Regulation T of the Board as from time to time in effect and any successor or other regulation or official interpretation of said Board relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor or other regulation or official interpretation of said Board relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board as from time to time in effect and any successor or other regulation or official interpretation of said Board relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

 “Relevant Transaction Documents” means, (i) as of the Closing Date, the Loan Documents and (ii) from and after the Funding Date, all Transaction Documents.

“Replacement Lender” is defined in Section 2.19 hereof.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs.

“Required Lenders” means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); provided, however, that, if any Lender shall have failed to fund its Pro Rata Share of the Advance, which such Lender is obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, “Required Lenders” means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans has not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; providedfurther, however, that, from and after the Funding Date, “Required Lenders” means Lenders (without regard to such Lenders’ performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans are greater than fifty percent (50%).

“Requirements of Law” means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the Hart-Scott-Rodino Antitrust Improvements Act, as amended, Foreign Competition Laws, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

“Risk-Based Capital Guidelines” is defined in Section 4.2 hereof.

“Senior Management Team” means (a) each Authorized Officer, the chief executive officer, secretary or any other member of management of the Borrower and (b) any chief executive officer, president, vice president, chief financial officer, treasurer, secretary or any other member of management of any Subsidiary Guarantor.

“Senior Note Purchase Agreements” means, collectively, the 2003 Note Purchase Agreement, the 2004 Note Purchase Agreement, the 2005 Note Purchase Agreement and the 2006 Note Purchase Agreement.

“Senior Notes” means, collectively, the 2003 Senior Notes, the 2004 Senior Notes, the 2005 Senior Notes and the 2006 Senior Notes.

“Singapore Credit Agreement” means that certain Multicurrency Revolving Credit Facility Agreement, dated 24 August 2005, among Energizer Asia Investments Pte. Ltd., a company organized under the laws of Singapore, Energizer Singapore Pte. Ltd., a company organized under the laws of Singapore, Sonca Products Ltd., a company organized under the laws of Hong Kong, and Schick Asia Limited, a company organized under the laws of Hong Kong, as the borrowers and as guarantors thereunder, the Borrower, as a guarantor thereunder, the financial institutions from time to time parties thereto, Citigroup Global Markets Singapore Pte. Ltd. and Standard Chartered Bank, as the arrangers thereunder, and Citicorp Investment Bank (Singapore) Limited, as the agent, under which the financial institutions party thereto have committed to make loans and other extensions of credit to the borrowers thereunder in an original aggregate principal equivalent amount of up to US$325,000,000, which may be funded in Dollars or Singapore dollars, as amended by that certain Amendment Agreement dated as of September 28, 2005, the Second Amendment Agreement dated as of November 8, 2005 and the Third Amendment Agreement dated as of May 15, 2006, and as the same may be further amended, restated, supplemented, modified, extended, or refinanced or replaced (to the extent such refinancing or replacement is with the proceeds borrowed under another credit agreement) from time to time in a manner that is not materially adverse to the interests of the Lenders.

“Singapore Credit Facility” means the credit facility evidenced by the Singapore Credit Agreement, the Singapore Guarantees and the other instruments, documents and agreements executed or delivered in connection therewith.

“Singapore Guarantees” means those certain guarantees of the Indebtedness and other obligations of the borrowers under the Singapore Credit Agreement by the Borrower and each member of the Singapore Regional Group, as the same may be amended, restated, supplemented, modified, extended, refinanced or replaced from time to time in a manner that is not materially adverse to the interests of the Lenders.

“Singapore Regional Group” means each of Energizer Asia Investments Pte. Ltd.,  a company organized under the laws of Singapore, Energizer Singapore Pte. Ltd., a company organized under the laws of Singapore, Sonca Products Ltd., a company organized under the laws of Hong Kong, and Schick Asia Limited, a company organized under the laws of Hong Kong.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(i)  the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

(ii)  it is then able and believes that it will be able to pay its debts as they mature; and

(iii)  it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation and guarantees), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.
“SPV” means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Eurodollar Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Borrower.  For the avoidance of doubt, from and after the Funding Date, “Subsidiary” shall mean each Subsidiary of the Borrower after giving effect to the Designated Acquisition, and accordingly, shall include the Target (as the successor by merger with and into the Designated Merger Subsidiary) and its respective Subsidiaries.

“Subsidiary Guarantors” means (i) as of the Funding Date, all of the Borrower’s Material Domestic Subsidiaries and all other Subsidiaries which are required to become Guarantors pursuant to Section 7.3(Q) as of such date, giving proforma effect to the consummation of the Designated Acquisition; (ii) all New Subsidiaries which are Material Domestic Subsidiaries and which have satisfied the provisions of Section 7.2(K)(a); (iii) all of the Borrower’s Subsidiaries which become Material Domestic Subsidiaries and which have satisfied the provisions of Section 7.2(K)(b); and (iv) all other domestic Subsidiaries which become Subsidiary Guarantors in satisfaction of the provisions of Section 7.2(K)(c)(i) or any Subsidiaries which become Subsidiary Guarantors in satisfaction of the provisions of Section 7.2(K)(c)(ii), in each case with respect to clauses (i) through (iv) above, other than the SPVs and together with their respective successors and assigns.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Closing Date, executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended, modified, supplemented and/or restated (including to add new Subsidiary Guarantors), and as in effect from time to time.

“Supplement” shall have the meaning set forth in Section 7.2(K).

“Supplemental Margin” is defined in the definition of “Eurodollar Rate” above.

“Syndication Agent” means Bank of America (and its successors) in its capacity as syndication agent for the loan transaction evidenced by this Agreement.

“Target” means Playtex Products, Inc., a Delaware corporation.

“Target Credit Agreement” means, collectively (i) that certain Credit Agreement, dated as of February 19, 2004, among the Borrower, the other credit parties party thereto, General Electric Capital Corporation, the other financial institutions party thereto and GECC Capital Markets Group Inc. and (ii) that certain Credit Agreement, dated as of November 28, 2005, among Playtex Limited, GE Canada Finance Holding Company and the other parties thereto, each as amended, restated, supplemented or otherwise modified prior to the Funding Date.

“Target Indentures” means any and all indentures governing each series of Target Notes, as supplemented through the Funding Date.

“Target Notes” means (a) the Target’s 8% Senior Secured Notes due 2011 and (b) the Target’s 9 3/8% Senior Subordinated Notes due 2011.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

“Termination Date” means the earliest to occur of (a) September 12, 2008, (b) the date of termination in whole of the Aggregate Commitment pursuant to Section 2.5 or Section 9.1 hereof and (c) if the Designated Acquisition has not occurred prior thereto, December 31, 2007.

“Termination Event” means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a “substantial employer” as defined in Section 4001(a)(2) of ERISA with respect to such plan; (iii) the imposition of an obligation under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any foreign governmental authority of proceedings to terminate or appoint a trustee to administer a Benefit Plan or Foreign Pension Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

“Transaction Documents” means the Loan Documents and the Designated Acquisition Documents.

“Transactions” means (a) the financing transactions evidenced by this Agreement and the other Loan Documents and (b) the Designated Acquisition.

“Trigger Quarter” is defined in Section 7.4(A) hereof.

“2000 Receivables Purchase Agreement” means that certain Receivables Purchase Agreement, dated as of April 4, 2000, as amended, extended or replaced in a manner permitted by this Agreement, among Energizer Receivables Funding Corporation, a Delaware corporation, as the seller thereunder, Eveready Battery Company, a Delaware Corporation, as the servicer thereunder, Falcon Asset Securitization Corporation and Bank One, NA, as the agent thereunder

“2000 Receivables Sale Agreement” means that certain Receivables Sale Agreement, dated as of April 4, 2000, as amended, extended or replaced in a manner permitted by this Agreement, between Eveready Battery Company, Inc., a Delaware corporation, and Energizer Receivables Funding Corporation, a Delaware corporation and an SPV.

“2003 Note Purchase Agreement” means that certain Note Purchase Agreement dated as of June 1, 2003 among the Borrower and the “Purchasers” referred to therein, under which the Borrower has issued senior unsecured notes in an original aggregate principal amount of $700,000,000 (the “2003 Senior Notes”), which shall be pari passu with the Obligations hereunder, as such 2003 Senior Notes and such Note Purchase Agreement may be amended, restated, supplemented, modified, extended, or refinanced or replaced (to the extent such refinancing or replacement is with the proceeds of another private placement issuance), from time to time in a manner that is not materially adverse to the interests of the Lenders.

“2003 Senior Notes” is defined in the definition of “2003 Note Purchase Agreement” above.

“2004 Note Purchase Agreement” means that certain Note Purchase Agreement dated as of November 1, 2004 among the Borrower and the “Purchasers” referred to therein, under which the Borrower has issued senior unsecured notes in an original aggregate principal amount of $300,000,000 (the “2004 Senior Notes”), which shall be pari passu with the Obligations hereunder, as such 2004 Senior Notes and such Note Purchase Agreement may be amended, restated, supplemented, modified, extended, or refinanced or replaced (to the extent such refinancing or replacement is with the proceeds of another private placement issuance), from time to time in a manner that is not materially adverse to the interests of the Lenders.

“2004 Senior Notes” is defined in the definition of “2004 Note Purchase Agreement” above.

“2005 Note Purchase Agreement” means that certain Note Purchase Agreement dated as of August 1, 2005 among the Borrower and the “Purchasers” referred to therein, under which the Borrower has issued senior unsecured notes in an original aggregate principal amount of $325,000,000 (the “2005 Senior Notes”), which shall be pari passu with the Obligations hereunder, as such 2005 Senior Notes and such Note Purchase Agreement may be amended, restated, supplemented, modified, extended, or refinanced or replaced (to the extent such refinancing or replacement is with the proceeds of another private placement issuance), from time to time in a manner that is not materially adverse to the interests of the Lenders.

“2005 Senior Notes” is defined in the definition of “2005 Note Purchase Agreement” above.

“2006 Note Purchase Agreement” means that certain Note Purchase Agreement dated as of July 6, 2006 among the Borrower and the “Purchasers” referred to therein, under which the Borrower has issued senior unsecured notes in an original aggregate principal amount of $500,000,000 (the “2006 Senior Notes”), which shall be pari passu with the Obligations hereunder, as such 2006 Senior Notes and such Note Purchase Agreement may be amended, restated, supplemented, modified, extended, or refinanced or replaced (to the extent such refinancing or replacement is with the proceeds of another private placement issuance), from time to time in a manner that is not materially adverse to the interests of the Lenders.

“2006 Senior Notes” is defined in the definition of “2006 Note Purchase Agreement” above.

“Type” means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Rate Loan.

“Unmatured Default” means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

References.  Any references to Subsidiaries of the Borrower shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

THE TERM LOAN FACILITY

Loans.

Upon the satisfaction of the conditions precedent set forth in Section 5.1 each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make a term loan, consisting of a single draw, on the Funding Date, in Dollars, to the Borrower in an aggregate amount not to exceed such Lender’s Pro Rata Share of the Aggregate Commitment.  Notwithstanding the foregoing, on the earlier of the Funding Date (after giving effect to the foregoing draw) and December 31, 2007, the Aggregate Commitment and each Lender’s Commitment shall be automatically and permanently terminated to the extent of the undrawn Aggregate Commitment, as more specifically described in Section 2.5(b).  Each Loan under this Section 2.1 shall consist of Loans made by each Lender ratably in proportion to such Lender’s respective Pro Rata Share.  No Loan shall be reborrowed once repaid.

Borrowing/Election Notice.  The Borrower shall deliver to the Administrative Agent a Borrowing/Election Notice, signed by it, in accordance with the terms of Section 2.7.  The Administrative Agent shall promptly notify each Lender of such request.

Making of Loans.  Promptly after receipt of the Borrowing/Election Notice under Section 2.7 in respect of the Loans, the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Loans.  Each Lender shall make available its Loan in accordance with the terms of Section 2.6.  The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s office in Chicago, Illinois on the Funding Date and shall disburse such proceeds in accordance with the Borrower’s disbursement instructions set forth in such Borrowing/Election Notice.  The failure of any Lender to deposit the amount described above with the Administrative Agent on the Funding Date shall not relieve any other Lender of its obligations hereunder to make its Loan on the Funding Date.

Repayment of Loans.  The Loans shall be due and payable in full on the Termination Date.

Rate Options for all Loans; Maximum Interest Periods.  The Loans may be Floating Rate Loans or Eurodollar Rate Loans, or a combination thereof, selected by the Borrower in accordance with Section 2.9.  The Borrower may select, in accordance with Section 2.9, rate options and Interest Periods applicable to the Loans; provided that there shall be no more than eight (8) Interest Periods in effect with respect to all of the Loans at any time.

Prepayments.

Optional Prepayments.  The Borrower may from time to time and at any time upon at least one (1) Business Day’s prior written notice repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Loans in an aggregate minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof.  Eurodollar Rate Loans may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, provided, that the Borrower may not so prepay Eurodollar Rate Loans unless it shall have provided at least three (3) Business Days’ prior written notice to the Administrative Agent of such prepayment and provided, further, that optional prepayments of Eurodollar Rate Loans made pursuant to Section 2.1 with respect to the same Interest Period shall be for the entire amount of all such outstanding Eurodollar Rate Loans.  No optional prepayments may be reborrowed once made.

Mandatory Prepayments.  Upon the consummation of any Financing by the Borrower or any Subsidiary, within three (3) Business Days after the Borrower’s or any of its Subsidiaries’ receipt of any Net Cash Proceeds from such Financing, the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.  The amount of each such mandatory prepayment shall be applied ratably to the Loans.  On the date any such prepayment is received by the Administrative Agent, such prepayment shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans.  All mandatory prepayments hereunder shall be accompanied by (x) accrued interest and (y) break fund payments pursuant to Section 4.4.  Nothing in this Section 2.4(b) shall be construed to constitute the Lenders’ consent to any Financing which is not expressly permitted by the terms of this Agreement.  No mandatory prepayments may be reborrowed once made.

Reduction of Commitments.

Prior to the Funding Date, the Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess of that amount upon at least three (3) Business Days’ prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction.

On the earlier of the Funding Date (after giving effect to the draw made thereon) and December 31, 2007, (x) the undrawn Aggregate Commitment shall be automatically and permanently terminated and (y) each Lender’s undrawn Commitment shall be automatically and permanently terminated in proportion to its applicable Pro Rata Share of the Aggregate Commitment.

All accrued Facility Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder or any reduction of the Aggregate Commitment on the amount so reduced.

Method of Borrowing.  Not later than 2:00 p.m. (Chicago time) on the Funding Date, each Lender shall make available its Loan, in immediately available funds, to the Administrative Agent at its address specified pursuant to Article XIV.  The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

Method of Requesting the Advance.  The Borrower shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit B hereto (a “Borrowing/Election Notice”) not later than 11:00 a.m. (Chicago time) (a) on or before the Funding Date of the Advance if the Loans being requested are Floating Rate Loans and (b) on or before three Business Days before the Funding Date of the Advance if the Loans being requested are Eurodollar Rate Loans, specifying:  (i) the Funding Date (which shall be a Business Day) for the Advance; (ii) the aggregate amount of the Advance (which shall not be more than the Aggregate Commitment at such time); (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Loan, the Interest Period applicable thereto.

Amount of the Advance.  The Advance shall not be more than the amount of the Aggregate Commitment.

Method of Selecting Types and Interest Periods for Conversion and Continuation of Loans.

Right to Convert.  The Borrower may elect from time to time, subject to the provisions of Section 2.3, this Section 2.9 and Section 5.3 to convert all or any part of a Loan of any Type into any other Type or Types of Loans; provided that any conversion of any Eurodollar Rate Loan shall be made on, and only on, the last day of the Interest Period applicable thereto.

Automatic Conversion and Continuation.  Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are repaid or converted into Eurodollar Rate Loans.  Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have repaid such Loans or given the Administrative Agent a Borrowing/Election Notice in accordance with Section 2.9(D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

No Conversion Post-Default.  Notwithstanding anything to the contrary contained in Section 2.9(A) or Section 2.9(B), no Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default has occurred and is continuing.

Borrowing/Election Notice.  The Borrower shall give the Administrative Agent an irrevocable Borrowing/Election Notice of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 11:00 a.m. (Chicago time) three (3) Business Days prior to the date of the requested conversion or continuation, specifying:  (i) the requested date (which shall be a Business Day) of such conversion or continuation; (ii) the amount and Type of the Loan to be converted or continued; and (iii) the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued, and the duration of the Interest Period applicable thereto.

Interest Periods.  The Borrower shall select Interest Periods so that, to the best of the Borrower’s knowledge, it will not be necessary to prepay all or any portion of any Eurodollar Rate Loan prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof.  Each Floating Rate Loan and all Obligations other than Loans and the Facility Fee shall bear interest from and including the date of the making of such Loan, in the case of Floating Rate Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Alternate Base Rate, changing when and as such Alternate Base Rate changes.  Changes in the rate of interest on that portion of the Loans maintained as Floating Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurodollar Rate Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan, subject to adjustment when and as the Supplemental Margin is in effect.  Changes in the rate of interest on that portion of the Loans maintained as Eurodollar Rate Loans will take effect simultaneously with the implementation of the Supplemental Margin.

Default Rate.  After the occurrence and during the continuance of a Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders in accordance with Section 9.3) declare that, (a) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans or (b) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

Method of Payment.  All payments of principal, interest, fees and commissions hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 2:00 p.m. (Chicago time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof).  Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.  The Borrower authorizes the Administrative Agent to charge the account of the Borrower maintained with JPMorgan for each payment of principal, interest, fees and commissions as it becomes due hereunder.

Evidence of Debt; Noteless Agreement.

Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

The entries made in the accounts maintained pursuant to clauses (A) and (B) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded unless the Borrower objects to information contained therein within thirty (30) days of the Borrower’s receipt of such information; provided,however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with the terms of this Agreement.

Any Lender may request that its Loans be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note for such Loans payable to the order of such Lender and in a form approved by the Administrative Agent in its reasonable discretion and consistent with the terms of this Agreement.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (prior to any assignment pursuant to Section 13.3) be represented by one or more promissory notes in such form, payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such note for cancellation and requests that such Loans once again be evidenced as described in clauses (A) and (B) above.

Telephonic Notices.  The Borrower authorizes the Lenders and the Administrative Agent to extend, convert or continue the Advance, effect selections of Types of Loans and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower.  The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer of the Borrower, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice.  If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders with respect to such telephonic notice shall govern absent manifest error.  In case of disagreement concerning such notices, if the Administrative Agent has recorded telephonic Borrowing/Election Notices, such recordings will be made available to the Borrower upon the Borrower’s request therefor.

Promise to Pay; Interest Payment Dates; Fees; Interest and Fee Basis.

Promise to Pay.  The Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents.

Interest Payment Dates.  Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and on any date on which such Floating Rate Loan is prepaid, whether by acceleration or otherwise (including at maturity).  Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on each Payment Date, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

Facility Fees.  The Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the Closing Date until the Termination Date, a facility fee (the “Facility Fee”) accruing at the per annum rate of the then Applicable Facility Fee Percentage, on the Aggregate Commitment (whether used or unused) (or from and after the Funding Date, the aggregate principal amount of all Loans).  All such Facility Fees payable under this clause (C) shall be payable quarterly in arrears on each Payment Date occurring after the Closing Date (with the first such payment being calculated for the period from the Closing Date and ending on September 30, 2007) and on the Termination Date.

Supplemental Fees.  On each of March 14, 2008 and June 14, 2008, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, a supplemental fee of 0.075% on the then outstanding aggregate principal amount of the Loans as of the relevant date of determination.

Interest and Fee Basis.  Facility Fees and interest accrued on Eurodollar Rate Loans and Floating Rate Loans where the basis for calculation of such Floating Rate Loans is the Federal Funds Effective Rate shall be calculated for actual days elapsed on the basis of a year of 360 days, and interest accrued on Floating Rate Loans where the basis for calculation is the Prime Rate shall be calculated for actual days elapsed on the basis of a year of 365, or when appropriate 366, days.  Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment.  If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

Notification of the Advance, Interest Rates, Prepayments and Aggregate Commitment Reductions.  Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing/Election Notice and repayment notice received by it hereunder.  The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

Lending Installations.  Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation.  Subject to the provisions of Section 4.6, each Lender may, by written or facsimile notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

Non-Receipt of Funds by the Administrative Agent.  Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

Termination Date.  This Agreement shall be effective until the Termination Date.  Notwithstanding the termination of this Agreement, until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied in cash (to the full extent that such Obligations are payable in cash) and all financing arrangements among the Borrower and the Lenders under or in connection with this Agreement and the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

Replacement of Certain Lenders.  In the event a Lender (an “Affected Lender”) shall have:  (i) failed to fund its Pro Rata Share of the Advance requested by the Borrower, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from the Borrower under Sections 4.1, 4.2 or 4.5 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurodollar Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked Section 10.2, then, in any such case, the Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 13.3 which the Borrower or the Administrative Agent, as the case may be, shall have engaged for such purpose (“Replacement Lender”), all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its  Commitment and all Loans owing to it) in accordance with Section 13.3.  The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender.  The Administrative Agent is authorized to execute any Assignment and Assumption as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand.  Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 4.1, 4.2 and 4.5 with respect to such Affected Lender and compensation payable under Section 2.14(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.19; provided that upon such Affected Lender’s replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.1, 4.2, 4.4, 4.5 and 10.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Article XI with respect to losses, obligations, liabilities, damages, penalties, actions, judgments, costs, expenses or disbursements for matters which occurred prior to the date the Affected Lender is replaced.  Upon the replacement of any Affected Lender pursuant to this Section 2.19, the provisions of Section 9.2 shall continue to apply with respect to Loans which are then outstanding with respect to which the Affected Lender failed to fund its Pro Rata Share and which failure has not been cured.

[RESERVED]

YIELD PROTECTION; TAXES

Yield Protection.  If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Loans, or imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans), or imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans or Commitment, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.
Notwithstanding the foregoing provisions of this Section 4.1, if any Lender fails to notify the Borrower of any event or circumstance which will entitle such Lender to compensation pursuant to this Section 4.1 within ninety (90) days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Borrower for any amount arising prior to the date which is ninety (90) days before the date on which such Lender notifies the Borrower of such event or circumstance.

Changes in Capital Adequacy Regulations.  If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans or its Commitment hereunder (after taking into account such Lender’s customary policies as to capital adequacy).  “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender.  “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

Availability of Types of Loans.  If any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Rate Loans are not available or (ii) the interest rate applicable to Eurodollar Rate Loans does not accurately reflect the cost of making or maintaining Eurodollar Rate Loans, then the Administrative Agent shall suspend the availability of Eurodollar Rate Loans and require any affected Eurodollar Rate Loans to be repaid or converted to Floating Rate Loans, subject to the payment of any funding indemnification amounts required by Section 4.4.

Funding Indemnification.  If any payment of a Eurodollar Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Rate Loan is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom (excluding loss of margin), including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Rate Loan.

Taxes.

All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.  Such Lender or the Administrative Agent, as the case may be, shall promptly reimburse the Borrower for such payments to the extent such Lender or the Administrative Agent receives actual knowledge that it has received any tax credit or other benefit in connection with such tax payments and that such tax credit or benefit is clearly attributable to this Agreement.

In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any promissory note issued hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement or any promissory note issued hereunder (“Other Taxes”).

The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 4.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within thirty (30) days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 4.6.

Each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not less than ten (10) Business Days after the date of this Agreement, or, if later, the date on which such Non-U.S. Lender becomes a party hereto, deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and deliver to the Administrative Agent two duly completed copies of United States Internal Revenue Forms W-8BEN and W-8ECI, certifying in either case that it is entitled to an exemption from United States backup withholding tax.  Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent.  All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 4.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request (without cost to the Borrower) to assist such Non-U.S. Lender to recover such Taxes.

Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any promissory note issued hereunder pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

If the U.S. IRS or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason other than as a result of the gross negligence or willful misconduct of the Administrative Agent), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent).  The obligations of the Lenders under this Section 4.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under Sections 4.1, 4.2 and 4.5 or to avoid the unavailability of Eurodollar Rate Loans under Section 4.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 4.1, 4.2, 4.4 or 4.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not, and without regard to loss of margin.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 4.1, 4.2, 4.4 and 4.5 shall survive payment of the Obligations and termination of this Agreement.

CONDITIONS PRECEDENT

Funding Date.  The Lenders shall not be required to make the Advance unless the Closing Date has occurred (or will occur concurrently with the Funding Date) and the Borrower has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders on or before December 31, 2007, all in form and substance satisfactory to the Administrative Agent and the Lenders:

Copies of the Certificate of Incorporation of the Borrower and each of the Subsidiary Guarantors (collectively, the “Loan Parties”), together with all amendments and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation;

Copies, certified by the Secretary or Assistant Secretary of each of the Loan Parties, of its By-Laws and of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents entered into by it;

An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Loan Parties, which shall identify by name and title and bear the signature of the officers of the Loan Parties authorized to sign the Loan Documents and the officers of the Borrower authorized to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

A certificate, in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer or the treasurer of the Borrower, stating that on the Funding Date, both before and after giving effect to the Designated Acquisition and the Advance, (a) all of the representations in this Agreement are true and correct in all material respects and no Default or Unmatured Default has occurred and is continuing or would result after giving effect to the Designated Acquisition or the Advance (and, for the avoidance of doubt, after nullifying the effect of Section 7.3(R) hereto) and (b) no “Default” or “Unmatured Default” has occurred and is continuing under and as defined in the Existing Credit Agreement or would result after giving effect to the Designated Acquisition or the Advance, including, in satisfaction of Section 7.1(A)(iv) hereof, confirmation that each of the conditions to a “Permitted Acquisition” under and as defined in the Existing Credit Agreement have been satisfied in accordance with its terms, including, without limitation, the proforma covenant compliance required by Section 7.3(F) of the Existing Credit Agreement;

(a) The written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent and the Lenders, in substantially the form attached hereto as Exhibit D and containing assumptions and qualifications acceptable to the Administrative Agent and the Lenders and (b) to the extent the same is required to be delivered under the Designated Acquisition Agreement or otherwise as a condition to or in connection with the Designated Acquisition, a copy of an opinion of counsel, in form and substance satisfactory to the Administrative Agent and the Lenders, with respect to the enforceability of the Designated Acquisition Agreement and compliance by the Borrower and its Subsidiaries with all applicable laws in connection with the Designated Acquisition;

Evidence satisfactory to the Administrative Agent that (i) all conditions precedent to the consummation of the Designated Acquisition have been satisfied or, except with respect to the matters required to be addressed herein, waived, and all of the representations and warranties in the Designated Acquisition Agreement are accurate in all material respects as of the date on which the Designated Acquisition is consummated; (ii) the Designated Acquisition has been approved by all necessary corporate action of the Borrower’s and the Target’s respective Boards of Directors and shareholders; (iii) the Designated Acquisition Agreement includes a condition precedent to the consummation of the Designated Acquisition (which, for the avoidance of doubt, has not been amended or waived) providing that no “Material Adverse Change” (under and as defined in the Designated Acquisition Agreement) shall have occurred with respect to the Target; (iv) all required governmental approvals related to the Designated Acquisition have been obtained and all related filings made and any applicable waiting periods shall have expired or been terminated, including those prescribed by the Hart-Scott-Rodino Antitrust Improvements Act, as amended, and by any applicable Foreign Competition Laws; and (v) on the Funding Date the “Effective Time” under and as defined in the Designated Acquisition Agreement shall occur and, accordingly, the Designated Acquisition shall be consummated;

Written money transfer instructions reasonably requested by the Administrative Agent, addressed to the Administrative Agent and signed by an Authorized Officer of the Borrower;

Evidence reasonably satisfactory to the Administrative Agent that (a) either (i) the Target has paid (or made arrangements to pay concurrently with the making of the Advance) all principal, interest, fees and premiums on the Target Notes and any other amounts outstanding under the Target Indentures and has terminated such Target Indentures and all instruments, documents and agreements relating thereto, and/or (ii) the Target has taken, has caused to be taken or has made arrangements to take concurrently with the making of the Advance any and all actions required by the Target Indentures to defease and/or satisfy and discharge in full the terms of the Target Indentures, the Target Notes and all instruments, documents and agreements relating thereto, and (b) all Liens granted in connection with the Target Indentures and the Target Notes are being terminated and released as of the Funding Date;

Evidence (in the form of a payoff letter and related termination documents in form and substance reasonably satisfactory to the Administrative Agent) that the Target and its Subsidiaries have paid (or made arrangements to pay concurrently with the making of the Advance) all principal, interest, fees and premiums, if any, on all loans and other financial accommodations outstanding under the Target Credit Agreement and has terminated such agreement and all instruments, documents and agreements relating thereto, and all Liens granted in connection with the Target Credit Agreement are being terminated and released as of the Funding Date;

A supplement to Schedule 6.8 hereto reflecting the consummation of the Designated Acquisition;

Signature pages or counterparts to the Subsidiary Guaranty; and

Fully executed and effective amendments to, or consents under, the Existing Credit Facility and the Singapore Credit Facility.

The Borrowing/Election Notice with respect to the Advance shall constitute a representation and warranty by the Borrower that, on and as of the Funding Date, both before and after taking into account the consummation of the Designated Acquisition and the Advance, (a) there exists no Default or Unmatured Default and (b) the representations and warranties contained in Article VI are true and correct in all material respects.

Closing Date.  This Agreement shall not be effective unless the Borrower has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Administrative Agent and the Lenders:

Signature pages or counterparts to this Agreement (and the Agents and each Lender as of the Closing Date shall have delivered their respective signature pages to this Agreement);

To the extent not previously delivered, signature pages or counterparts to the side letter among the Agents, the Arrangers and the Borrower dated as of the date hereof; and

A certificate, in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer or the treasurer of the Borrower, stating that on the Closing Date all the representations in this Agreement made by the Borrower are true and correct in all material respects and no Default or Unmatured Default has occurred and is continuing.

Each Loan.  The Lenders shall not be required to convert or continue any Loan unless on the date of such conversion or continuation, both before and after taking into account the proposed conversion or continuation:

(i)           There exists no Default or Unmatured Default; and

(ii)           The representations and warranties contained in Article VI are true and correct in all material respects as of such date.

Each Borrowing/Election Notice with respect to each such Loan a shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.3(i) and (ii) have been satisfied.

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations hereunder, the Borrower hereby represents and warrants as follows to each Lender and the Administrative Agent as of the Closing Date, the Funding Date (giving effect to the consummation of the Designated Acquisition), and thereafter on each date as required hereunder (other than with respect to Section 6.18, which shall only be made by the Borrower as of the Funding Date):

Organization; Corporate Powers.  Each of the Borrower and its Material Subsidiaries (i) is a corporation, limited liability company, partnership or other commercial entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

Authority.

Each of the Borrower and its Subsidiaries has the requisite power and authority to execute, deliver and perform each of the Transaction Documents which are to be executed by it in connection with the Transactions or which have been executed by it as required by this Agreement and the other Loan Documents and (ii) to file the Transaction Documents which must be filed by it in connection with the Transactions or which have been filed by it as required by this Agreement, the other Loan Documents or otherwise with any Governmental Authority.

The execution, delivery, performance and filing, as the case may be, of each of the Relevant Transaction Documents which must be executed or filed by the Borrower or any of its Subsidiaries in connection with the Transactions or which have been executed or filed as required by this Agreement, the other Relevant Transaction Documents or otherwise and to which the Borrower or any of its Subsidiaries is a party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrower and its Subsidiaries, and such approvals have not been rescinded.  No other action or proceedings on the part of the Borrower or its Subsidiaries are necessary to consummate such transactions.

Each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, including concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether enforcement is sought by proceedings in equity or at law)), is in full force and effect (other than as a result of expiration in accordance with its terms) and no material term or condition has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Administrative Agent pursuant to Sections 5.1 and 5.2 without the prior written consent of the Required Lenders (or all of the Lenders if required by Section 9.3), and the Borrower and its Subsidiaries have, and, to the best of the Borrower’s and its Subsidiaries’ knowledge, all other parties thereto have, performed and complied with all the material terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date or Funding Date, as applicable, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

No Conflict; Governmental Consents for the Borrower.  The execution, delivery and performance of each of the Loan Documents and other Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws (or equivalent constituent documents) of the Borrower or any such Subsidiary, (ii) constitute a tortious interference with any Financing Facility or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Financing Facility, or require termination of any Financing Facility, (iii) constitute a tortious interference with any Contractual Obligation (other than the Financing Facilities) of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or such Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any such Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower or any such Subsidiary, other than Liens permitted or created by the Loan Documents, or (v) require any approval of the Borrower’s or any such Subsidiary’s Board of Directors (or equivalent governing body) or shareholders except such as have been obtained.  Except as set forth on Schedule 6.3 to this Agreement, the execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Financial Statements.  The September 30, 2006, December 31, 2006, March 30, 2006 and June 30, 2007 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

No Material Adverse Change.  Since September 30, 2006 (determined by reference to the financial statements prepared with respect to the Borrower and its Subsidiaries), there has occurred no change in the business, properties, condition (financial or otherwise), performance, results of operations or prospects of the Borrower, or the Borrower and its Subsidiaries taken as a whole or any other event which has had or would reasonably be expected to have a Material Adverse Effect.

Taxes.

Tax Examinations.  All deficiencies which have been asserted against the Borrower or any of the Borrower’s Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Borrower’s consolidated financial statements to the extent, if any, required by Agreement Accounting Principles.  Except as permitted pursuant to Section 7.2(D), neither the Borrower nor any of the Borrower’s Subsidiaries anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law.

Payment of Taxes.  All tax returns and reports of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles.  The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect, except for any such liability in respect of other members of the consolidated group of which the Borrower previously was a member as a Subsidiary of Ralston Purina Company, in respect of which and solely to the extent that (i) the Borrower is entitled to be indemnified by Ralston Purina Company or its successors pursuant to that certain Tax Sharing Agreement, dated as of April 1, 2000, between Ralston Purina Company and the Borrower (as the same has been or may hereafter be amended or otherwise modified) and (ii) the Borrower’s right to indemnification for such liability is not being contested by Ralston Purina Company (or, if previously contested, any such contest has not been resolved in favor of Ralston Purina Company).

Litigation; Loss Contingencies and Violations.  Except as set forth in Schedule 6.7 (the “Disclosed Litigation”), as of the Closing Date, there is no action, suit, proceeding, arbitration or, to the knowledge of any member of the Borrower’s Senior Management Team, investigation before or by any Governmental Authority or private arbitrator pending or, to the knowledge of any member of the Borrower’s Senior Management Team, threatened against the Borrower, any of its Subsidiaries or any property of any of them.  Neither (a) any of the Disclosed Litigation nor (b) from and after the Closing Date, any other action, suit, proceeding, arbitration or, to the knowledge of any member of the Borrower’s Senior Management Team, investigation before or by any Governmental Authority or private arbitrator pending or, to the knowledge of any member of the Borrower’s Senior Management Team, threatened against the Borrower, any of its Subsidiaries or any property of any of them (i) challenges the validity or the enforceability of the Transactions or any material provision of the Transaction Documents or (ii) has had or could reasonably be expected to have a Material Adverse Effect.  There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Borrower prepared and delivered pursuant to Section 7.1(A) for the fiscal period during which such material loss contingency was incurred.  Neither the Borrower nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

Subsidiaries.  Schedule 6.8 to this Agreement (i) contains, as of the Closing Date (and, after receipt of the supplement to such Schedule 6.8 on the Funding Date, as of the Funding Date), a description of the corporate structure of the Borrower its Subsidiaries and any other Person in which the Borrower or any of its Subsidiaries holds an Equity Interest in excess of 5%; and (ii) accurately sets forth, as of the Closing Date,  (A) the correct legal name, the jurisdiction of incorporation or organization and the jurisdictions in which each of the Borrower and the direct and indirect Subsidiaries of the Borrower are qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of the Borrower and each of its Subsidiaries and the owners of such shares (on a fully-diluted basis), and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Borrower and each Subsidiary of the Borrower in any Person that is not a corporation.  On the Funding Date and, if requested by the Administrative Agent, after the formation or acquisition of any New Subsidiary permitted under Section 7.3(F), the Borrower shall provide a supplement to Schedule 6.8 to this Agreement reflecting the Designated Acquisition or the addition of such New Subsidiary, as the case may be.  Except as disclosed on Schedule 6.8 (as so supplemented) none of the issued and outstanding Capital Stock of the Borrower or any of its Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock.  The outstanding Capital Stock of the Borrower and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and the stock of the Borrower’s Subsidiaries is not Margin Stock.

ERISA.  No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived.  Neither the Borrower nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums.  As of the last day of the most recent prior plan year, the market value of assets under each Benefit Plan, other than any Multiemployer Plan, was not by a material amount less than the present value of benefit liabilities thereunder (determined in accordance with the actuarial valuation assumptions described therein).  Neither the Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan of a material amount or (ii) incurred a material complete or partial withdrawal under Section 4203 or Section 4205 of ERISA from a Multiemployer Plan.  Neither the Borrower nor any member of the Controlled Group has failed to make an installment or any other payment of a material amount required under Section 412 of the Code on or before the due date for such installment or other payment.  Each Plan, Foreign Employee Benefit Plan and Non-ERISA Commitment complies in all material respects in form, and has been administered in all material respects in accordance with its terms and, in accordance with all applicable laws and regulations, including but not limited to ERISA and the Code.  There have been no and there is no prohibited transaction described in Sections 406 of ERISA or 4975 of the Code with respect to any Plan for which a statutory or administrative exemption does not exist which could reasonably be expected to subject the Borrower or any of is Subsidiaries to material liability.  Neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Borrower or any of its Subsidiaries to material liability.  Neither the Borrower nor any member of the Controlled Group is subject to any material liability under, or has any potential material liability under, Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA.  The present value of the aggregate liabilities to provide all of the accrued benefits under any Foreign Pension Plan do not exceed the current fair market value of the assets held in trust or other funding vehicle for such plan by a material amount.  With respect to any Foreign Employee Benefit Plan other than a Foreign Pension Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such plan is maintained.  For purposes of this Section 6.9, “material” means any amount, noncompliance or other basis for liability which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate with each other basis for liability under this Section 6.9, in excess of $30,000,000.

Accuracy of Information.  The information, exhibits and reports furnished by or on behalf of the Borrower and any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof, including, without limitation, the Designated Acquisition Agreement, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Securities Activities.  Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

Material Agreements.  Neither the Borrower nor any Subsidiary is a party to any Contractual Obligation or subject to any charter or other corporate or similar restriction which individually or in the aggregate will have or could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

Compliance with Laws.  The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Assets and Properties.  The Borrower and each of its Subsidiaries has legal title to all of its material assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its material leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.3(C).  Substantially all of the assets and properties owned by, leased to or used by the Borrower and/or each such Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted.  Neither this Agreement nor any Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or such Subsidiary in and to any of such assets in a manner that has had or could reasonably be expected to have a Material Adverse Effect.

Statutory Indebtedness Restrictions.  Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

Insurance.  The  insurance policies and programs in effect with respect to the respective properties, assets, liabilities and business of the Borrower and its Subsidiaries reflect coverage that is reasonably consistent with prudent industry practice.

Labor Matters.  No attempt to organize the employees of the Borrower or any of its Subsidiaries, and no labor disputes, strikes or walkouts affecting the operations of the Borrower or any of its Subsidiaries, is pending, or, to the Borrower’s knowledge, threatened, planned or contemplated, which has or could reasonably be expected to have a Material Adverse Effect.

Designated Acquisition.  (i) All conditions precedent to the consummation of the Designated Acquisition have been satisfied or, except with respect to the matters required to be addressed herein, waived, and all of the representations and warranties in the Designated Acquisition Agreement are accurate in all material respects as of the date on which the Designated Acquisition is consummated; (ii) the Designated Acquisition has been approved by all necessary corporate action of the Borrower’s and the Target’s respective Boards of Directors and shareholders; (iii) the Designated Acquisition Agreement includes a condition precedent to the consummation of the Designated Acquisition (which, for the avoidance of doubt, has not been amended or waived) providing that no “Material Adverse Change” (under and as defined in the Designated Acquisition Agreement) shall have occurred with respect to the Target; (iv) all required governmental approvals related to the Designated Acquisition have been obtained and all related filings made and any applicable waiting periods shall have expired or been terminated, including those prescribed by the Hart-Scott-Rodino Antitrust Improvements Act, as amended, and by any Foreign Competition Laws; and (v) on the Funding Date the “Effective Time” under and as defined in the Designated Acquisition Agreement shall occur and, accordingly, the Designated Acquisition shall be consummated.

Environmental Matters.  (iv) Except as disclosed on Schedule 6.19 to this Agreement the operations of the Borrower and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

the Borrower and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the Borrower’s or any of its Subsidiaries’ knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting:  (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

there is not now, nor to the Borrower’s or any of its Subsidiaries’ knowledge has there ever been, on or in the property of the Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material that would result in material remediation costs or material penalties to the Borrower or any of its Subsidiaries; and

neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

For purposes of this Section 6.19“material” means any noncompliance or other basis for liability which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate with each other basis for liability under this Section 6.19, in excess of $30,000,000.

Solvency.  After giving effect to (i) the Loans to be made on the Funding Date, (ii) the other transactions contemplated by this Agreement and the other Transaction Documents, including consummation of the Designated Acquisition, and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Borrower is, and the Borrower and its Subsidiaries taken as a whole are, Solvent.

Benefits.  Each of the Borrower and its Subsidiaries will benefit from the financing arrangement established by this Agreement.  The Administrative Agent and the Lenders have stated and the Borrower acknowledges that, but for the agreement by each of the Subsidiary Guarantors to execute and deliver the Subsidiary Guaranty, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

COVENANTS

Subject to Section 7.3(R) below, the Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied in cash and all financing arrangements among the Borrower and the Lenders shall have been terminated, unless the Required Lenders shall otherwise give prior written consent:

Reporting.  The Borrower shall:

Financial Reporting.  Furnish to the Administrative Agent (with sufficient copies for each of the Lenders, which the Administrative Agent shall promptly deliver to the Lenders):

Quarterly Reports.  As soon as practicable, and in any event within forty-five (45) days after the end of each of the Borrower’s first three fiscal quarters, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer or treasurer of the Borrower on behalf of the Borrower as fairly presenting the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year-end audit adjustments and the absence of footnotes.

Annual Reports.  As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in Section 7.4, and (b) an audit report on the consolidated financial statements (but not the consolidating financial statements or schedules) listed in clause (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

Officer’s Compliance Certificate.  Together with each delivery of any financial statements (a) pursuant to clauses (i) and (ii) of this Section 7.1(A), an Officer’s Certificate from the chief financial officer or treasurer of the Borrower, substantially in the form of Exhibit E attached hereto and made a part hereof, stating that (x) the representations and warranties of the Borrower contained in Article VI hereof shall have been true and correct in all material respects as of the date of such Officer’s Certificate and (y) as of the date of such Officer’s Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) pursuant to clauses (i) and (ii) of this Section 7.1(A), a compliance certificate, substantially in the form of Exhibit F attached hereto and made a part hereof, signed by the Borrower’s chief financial officer or treasurer, setting forth calculations for the period which demonstrate compliance, when applicable, with the provisions of Section 7.2(K), Sections 7.3(A) through (Q) and Section 7.4.

Compliance of Designated Acquisition with the Existing Credit Agreement.  On or prior to the date on which the Designated Acquisition shall be consummated, evidence satisfactory to the Administrative Agent that each of the conditions to a “Permitted Acquisition” under and as defined in the Existing Credit Agreement shall have been satisfied in accordance with its terms, including, without limitation, a confirmation of proforma covenant compliance as required by Section 7.3(F) of the Existing Credit Agreement.

Notice of Default and Adverse Developments.  Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower obtaining actual knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, (ii) that any Person having the authority to give such a notice has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E), or (iii) that any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect has occurred specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Borrower has taken, is taking and proposes to take with respect thereto.

ERISA Notices.  Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Borrower’s expense, the following information and notices as soon as reasonably possible, and in any event:

within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrower to liability individually or in the aggregate in excess of $25,000,000, a written statement of the chief financial officer or treasurer of the Borrower describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

within ten (10) Business Days after the filing of any funding waiver request with the IRS, a copy of such funding waiver request and thereafter all communications received by the Borrower or a member of the Controlled Group with respect to such request within ten (10) Business Days after such communication is received; and

within ten (10) Business Days after the Borrower or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a notice describing such matter.

For purposes of this Section 7.1(C), the Borrower and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Plan of which the Borrower or any member of the Controlled Group is the plan sponsor.
Other Indebtedness.  Deliver to the Administrative Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer’s certificate) delivered by or on behalf of the Borrower to the holders of funded Material Indebtedness, including, without limitation, holders of Indebtedness under any Financing Facility, pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice received by the Borrower from the holders of funded Material Indebtedness who are authorized and/or have standing to deliver such notice pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice is received by the Borrower.

Other Reports.  Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of all financial statements, reports and notices, if any, sent by the Borrower to its securities holders or filed with the Commission by the Borrower, other than Reports on Form 8-K which contain only information furnished pursuant to Item 12 thereof.

Environmental Notices.  As soon as possible and in any event within ten (10) days after receipt by the Borrower, deliver or cause to be delivered to the Administrative Agent a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Borrower and each of its Subsidiaries to liability individually or in the aggregate  in excess of $25,000,000.

Amendments to and Refinancings of Financing Facilities.  Promptly after the execution thereof, deliver or cause to be delivered to the Administrative Agent copies of all material amendments to, or refinancings or replacements of, any of the documents evidencing all or any portion of the Indebtedness extended to the Borrower or any of its Subsidiaries under any of the Financing Facilities and any other Material Indebtedness.

Other Information.  Promptly upon receiving a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Borrower, any of its Subsidiaries, or their respective businesses and assets, including, without limitation, schedules identifying and describing any Asset Sale (and the use of the net cash proceeds thereof), as from time to time may be reasonably requested by the Administrative Agent.

Affirmative Covenants.

Corporate Existence, Etc.  Except as permitted pursuant to Section 7.3(H), the Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

Corporate Powers; Conduct of Business.  The Borrower shall, and shall cause each of its Material Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or would reasonably be expected to have a Material Adverse Effect.  The Borrower will, and will cause each Material Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted unless the failure of the Borrower or its Material Subsidiaries to carry on and conduct its business as so described would not reasonably be expected to have a Material Adverse Effect.

Compliance with Laws, Etc.  The Borrower shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless, in either case, failure to comply or obtain such permits would not reasonably be expected to have a Material Adverse Effect.

Payment of Taxes and Claims; Tax Consolidation.  The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(C)) upon any of the Borrower’s or such Subsidiary’s property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

Insurance.  The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, insurance policies and programs, with such deductibles or self-insurance amounts as reflect coverage that is reasonably consistent with prudent industry practice as determined by the Borrower.

Inspection of Property; Books and Records; Discussions.  The Borrower shall permit and cause each of the Borrower’s Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine their respective financial and accounting records and other material data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested (provided that an officer of the Borrower or any of its Subsidiaries may, if it so desires, be present at and participate in any such discussion).  The Borrower shall keep and maintain, and cause each of the Borrower’s Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities.  If a Default has occurred and is continuing, the Borrower, upon the Administrative Agent’s request, shall turn over copies of any such records to the Administrative Agent or its representatives.

ERISA Compliance.  The Borrower shall, and shall cause each of the Borrower’s Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA and shall operate all Plans and Non-ERISA Commitments to comply in all material respects with the applicable provisions of the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans and Non-ERISA Commitments, except for any noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Maintenance of Property.  The Borrower shall cause all property necessary for the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary for the conduct of its business; provided, however, that nothing in this Section 7.2(H) shall prevent the Borrower from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Administrative Agent or the Lenders.

Environmental Compliance.  (a) The Borrower and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Borrower or any of its Subsidiaries, individually or in the aggregate, to liability in excess of $30,000,000.

Use of Proceeds.  The Borrower shall use the proceeds of the Loans solely to finance the Designated Acquisition (including to pay merger consideration owing to former shareholders of the Target and to refinance certain existing indebtedness of the Target and its Subsidiaries) and the transaction costs and expenses incurred in connection therewith and herewith.

Addition of Subsidiary Guarantors.  (a)  New Subsidiaries.  The Borrower shall cause each New Subsidiary that is, at any time, a Material Domestic Subsidiary (other than a SPV) to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of Exhibit G attached hereto (a “Supplement”) and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent, such Supplement and other documentation to be delivered to the Administrative Agent as promptly as possible upon the creation, acquisition of or capitalization thereof or if otherwise necessary to remain in compliance with Section 7.3(Q), but in any event within thirty (30) days of such creation, acquisition or capitalization.

(b)           Additional Material Domestic Subsidiaries.  If any consolidated Subsidiary of the Borrower (other than a New Subsidiary to the extent addressed in Section 7.2(K)(a) or a SPV) becomes a Material Domestic Subsidiary, the Borrower shall cause any such Material Domestic Subsidiary to deliver to the Administrative Agent an executed  Supplement to become a Subsidiary Guarantor and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplement and other documentation to be delivered to the Administrative Agent as promptly as possible but in any event within thirty (30) days following the date on which such consolidated Subsidiary became a Material Domestic Subsidiary.

(c)           Additional Subsidiary Guarantors.  (v)If at any time a member of the Senior Management Team of the Borrower has actual knowledge that the aggregate assets of all of the Borrower’s domestic consolidated Subsidiaries (other than SPVs) which are not Subsidiary Guarantors exceed ten percent (10%) of Consolidated Domestic Assets of the Borrower and its consolidated Subsidiaries (other than the SPVs), as calculated by the Borrower, the Borrower shall cause such domestic consolidated Subsidiaries as are necessary to reduce such aggregate assets to or below ten percent (10%) of such Consolidated Domestic Assets to deliver to the Administrative Agent executed Supplements to become Subsidiary Guarantors and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplements and other documentation to be delivered to the Administrative Agent as promptly as possible but in any event within thirty (30) days following the initial date on which a member of the Senior Management Team of the Borrower obtained actual knowledge that such aggregate assets exceed ten percent (10%) of such Consolidated Domestic Assets.

If at any time any Subsidiary of the Borrower which is not a Subsidiary Guarantor guaranties any Indebtedness of the Borrower for which the Borrower is a primary obligor (other than solely as a guarantor of obligations of its Affiliates or other third parties), other than the Indebtedness hereunder, the Borrower shall cause such Subsidiary to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplement and other documentation to be delivered to the Administrative Agent concurrently with the delivery of the guaranty of such other Indebtedness.

For the avoidance of doubt and notwithstanding the foregoing, no Subsidiary Guaranty shall be required to be delivered prior to the Funding Date; provided, however, that no thirty-day grace period described in any of the foregoing subsections of this Section 7.2(K) shall apply to any of the Subsidiary Guarantees required to be delivered on the Funding Date (as described in clause (i) of the definition of “Subsidiary Guarantors”) and related deliveries required as a condition to the Funding Date pursuant to Section 5.1 hereto.

Negative Covenants.

Subsidiary Indebtedness.  The Borrower shall not permit any of its Subsidiaries directly or indirectly to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

Indebtedness of the Subsidiaries under the Subsidiary Guaranty;

Indebtedness in respect of guaranties executed by any Subsidiary Guarantor with respect to any Indebtedness of the Borrower, provided such Indebtedness is not incurred by the Borrower in violation of this Agreement;

Indebtedness in respect of obligations secured by Customary Permitted Liens;

Indebtedness constituting Contingent Obligations permitted by Section 7.3(E);

Indebtedness arising from loans (a) from any Subsidiary to any wholly-owned Subsidiary or (b) from the Borrower to any wholly-owned Subsidiary; provided, that if any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness shall be expressly subordinate to the payment in full in cash of the Obligations on terms satisfactory to the Administrative Agent;

Indebtedness in respect of Hedging Obligations permitted under Section 7.3(O);

Indebtedness with respect to surety, appeal and performance bonds obtained by any of the Borrower’s Subsidiaries in the ordinary course of business;

Indebtedness incurred in connection with the Receivables Purchase Documents, provided, that Receivables Facility Attributed Indebtedness incurred in connection therewith does not exceed $250,000,000 in the aggregate at any time outstanding; and

Other Indebtedness in addition to that referred to elsewhere in this Section 7.3(A) incurred by the Borrower’s Subsidiaries; provided that no Default or Unmatured Default shall have occurred and be continuing at the date of such incurrence or would result therefrom; and providedfurther that the aggregate outstanding amount of all Indebtedness incurred by the Borrower’s Subsidiaries (other than Indebtedness incurred pursuant to clauses (i), (ii), (v), (vi) and (viii) of this Section 7.3(A)) shall not at any time exceed 25% of the Borrower’s Consolidated Total Capitalization.

Sales of Assets.  Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

sales of Inventory in the ordinary course of business;

the disposition in the ordinary course of business of Equipment that is obsolete, excess or no longer used or useful in the Borrower’s or its Subsidiaries’ businesses;

any Permitted Receivables Transfer; provided that the amount of Receivables Facility Attributed Indebtedness does not exceed $250,000,000 in the aggregate at any time outstanding;

sales, transfers or other dispositions of property to the Borrower or a Subsidiary Guarantor; and

sales, assignments, transfers, leases, conveyances or other dispositions of other assets (other than pursuant to clauses (i), (ii), (iii) and (iv) above) if such transaction (a) is for not less than fair market value, and (b) when combined with all such other transactions (each such transaction being valued at book value) occurring during the fiscal year in which such proposed transaction occurred represents the disposition of not greater than fifteen percent (15%) of the Borrower’s Consolidated Assets (such Consolidated Assets being calculated for the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into).

Liens.  Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

(a) Liens, if any, created by the Loan Documents or otherwise securing the Obligations and (b) Liens created by the “Loan Documents” under and as defined in the Existing Credit Agreement or otherwise securing the “Obligations” (as such terms are defined in the Existing Credit Agreement), provided, that such Liens are shared on an equal and ratable basis with the Lenders with respect to the Obligations hereunder;

Customary Permitted Liens;

Liens arising under the Receivables Purchase Documents; and

other Liens, including Permitted Existing Liens, (a) securing Indebtedness of the Borrower and/or (b) securing Indebtedness of the Borrower’s Subsidiaries as permitted pursuant to Section 7.3(A), all of which, when taken together, secure Indebtedness in an aggregate outstanding principal amount not to exceed five percent (5%) of Consolidated Assets at any time.

In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, as collateral for the Obligations; provided, that any agreement, note, indenture or other instrument in connection with purchase money indebtedness (including Capitalized Leases) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations on the items of property obtained with the proceeds of such purchase money indebtedness; provided, further, that (a) each Senior Note Purchase Agreement in connection with the Senior Notes may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, as collateral for the Obligations, (b) the Receivables Purchase Documents may prohibit the creation of a Lien with respect to all of the assets of the SPV and with respect to the Receivables and Related Security of any of the Originators in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, as collateral for the Obligations, (c) the Existing Credit Agreement may prohibit the creation of a Lien in favor of the Administrative Agent, for the benefit of itself and the Holders of Secured Obligations, as collateral for the Obligations unless the holders of the obligations under the Existing Credit Agreement shall be provided with an equal and ratable Lien and (d) the Singapore Credit Agreement may prohibit the creation of a Lien by the Borrower on the Capital Stock or assets of members of the Singapore Regional Group to secure the Obligations.
Investments.  Except to the extent permitted pursuant to paragraph (G) below, neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

Investments in cash and Cash Equivalents;

Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

Investments consisting of deposit accounts maintained by the Borrower and its Subsidiaries;

Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by Section 7.3(B);

Investments in any consolidated Subsidiaries (other than joint ventures);

Investments in joint ventures and nonconsolidated Subsidiaries in an aggregate amount not to exceed $50,000,000;

Investments constituting Permitted Acquisitions;

Investments constituting Indebtedness permitted by Section 7.3(A) or Contingent Obligations permitted by Section 7.3(E);

Investments in the SPVs (a) required in connection with the Receivables Purchase Documents and (b) resulting from the transfers permitted by Section 7.3(B)(iii); and

Investments in addition to those referred to elsewhere in this Section 7.3(D) in an aggregate amount not to exceed $50,000,000.

Contingent Obligations.  None of the Borrower’s Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations; (iii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or such Subsidiary; (iv) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Borrower or any Subsidiary in the ordinary course of business; (v) Contingent Obligations of the Subsidiary Guarantors under the Subsidiary Guaranty; (vi) Contingent Obligations of Subsidiaries which are guarantors under a guaranty of the Indebtedness evidenced by the Existing Credit Agreement, the Senior Notes and the Senior Note Purchase Agreements; (vii) Contingent Obligations of the Borrower or any of its Subsidiaries arising under the Receivables Purchase Documents; (viii) Contingent Obligations of the Singapore Regional Group under the Singapore Guarantees; (ix) Contingent Obligations of non-domestic Subsidiaries represented by guarantees of obligations of other non-domestic Subsidiaries; (x) Contingent Obligations of Subsidiaries which are guarantors under a guaranty of Indebtedness permitted under Section 7.3(A)(ix); and (xi) Contingent Obligations incurred in the ordinary course of business by any of the Borrower’s Subsidiaries in respect of obligations of any Subsidiary.

Conduct of Business; New Subsidiaries; Acquisitions.  Except as expressly provided in clause (c) in the definition of “Permitted Acquisition” below, neither the Borrower nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries on the date of such transaction and any business or activities which are substantially similar, related or incidental thereto.  The Borrower may create, acquire in a Permitted Acquisition or capitalize any Subsidiary (a “New Subsidiary”) after the date hereof if (i) no Default or Unmatured Default shall have occurred and be continuing or would result therefrom; (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct; and (iii) after such creation, acquisition or capitalization the Borrower shall be in compliance with the terms of Sections 7.2(K) and 7.3(Q).

Without in any way limiting the foregoing, neither the Borrower nor any of its Subsidiaries shall make any Acquisitions, other than (x) the Designated Acquisition, subject to the conditions specified in this Agreement and (y) other Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each of such Designated Acquisition or any other Acquisition complying with the following requirements being referred to as a “Permitted Acquisition”):

no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith, and all of the representations and warranties contained herein shall be true and correct on and as of the date such Acquisition with the same effect as though made on and as of such date;

the purchase is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller prior to the commencement of such Acquisition; provided, however, that nothing in this clause (b) shall prevent the Borrower from enforcing its rights against a seller following a default in such seller’s obligations under any such agreement;

the businesses being acquired shall be consumer product companies or other businesses that are substantially similar, related or incidental to the businesses or activities engaged in by the Borrower and its Subsidiaries as of the Closing Date, as well as suppliers to or distributors of products similar to those of the Borrower and its Subsidiaries; provided, however, that the Borrower and its Subsidiaries shall be permitted to acquire businesses that do not satisfy the foregoing criteria in this clause (c) so long as the aggregate purchase price for all such acquisitions does not exceed five percent (5%) of the Borrower’s consolidated tangible net assets (on a proforma basis) as of the date of the consummation of such Acquisition; and

prior to each such Acquisition, the Borrower shall determine that after giving effect to such Acquisition and the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries, to the extent permitted by Section 7.3(A), in connection therewith, on a proforma basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower’s reasonable judgment, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower’s most recently completed fiscal quarter, the Borrower would have been in compliance with the financial covenants in Section 7.4 and not otherwise in Default.

Transactions with Shareholders and Affiliates.  Except for (a) the transactions set forth on Schedule 7.3(G), (b) Permitted Receivables Transfers and (c) Investments permitted by Section 7.3(D), neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any of the Equity Interests of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm’s length transaction at the time from Persons who are not such a holder or Affiliate.

Restriction on Fundamental Changes.  Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower’s or any such Subsidiary’s business or property, whether now or hereafter acquired, except (i) transactions permitted under Sections 7.3(B) or 7.3(F) (including the liquidation, winding up or dissolution of a Subsidiary in connection with a  transaction permitted under Section 7.3(B)), and (ii) a Subsidiary of the Borrower may be merged into, liquidated into or consolidated with the Borrower (in which case the Borrower shall be the surviving corporation) or any wholly-owned Subsidiary of the Borrower; provided if a Subsidiary Guarantor is merged into, liquidated into or consolidated with another Subsidiary of the Borrower, the surviving Subsidiary shall also be or shall become a Subsidiary Guarantor to the extent required under Section 7.2(K) or 7.3(Q) hereunder.

Sales and Leasebacks.  Neither the Borrower nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless in either case the sale involved is not prohibited under Section 7.3(B) and the lease involved is not prohibited under Section 7.3(A).

Margin Regulations; Use of Proceeds.  Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement (i) to purchase or carry Margin Stock in violation of any of the regulations of the Board, including Regulations T, U and X or (ii) for any purpose other than to finance the Designated Acquisition (including to pay merger consideration owing to former shareholders of the Target and to refinance certain existing indebtedness of the Target and its Subsidiaries) and the transaction costs and expenses incurred in connection therewith.

ERISA.  The Borrower shall not:

permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in liability of the Borrower or any Controlled Group member under Title IV of ERISA;

fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

permit any unfunded liabilities with respect to any Foreign Pension Plan;

except where such transactions, events, circumstances, or failures are not, individually or in the aggregate, reasonably expected to result in liability individually or in the aggregate in excess of $25,000,000 or have a Material Adverse Effect.
Corporate Documents.  Neither the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the date hereof in any manner adverse to the interests of the Lenders, without the prior written consent of the Required Lenders.

Fiscal Year.  Neither the Borrower nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a twelve-month period ending September 30 of each year.

Subsidiary Covenants.  The Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, redeem or repurchase its stock, make any other similar payment or distribution, pay any Indebtedness or other obligation owed to the Borrower or any other Subsidiary, make loans or advances or other Investments in the Borrower or any other Subsidiary, to sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary or merge, consolidate with or liquidate into the Borrower or any other Subsidiary other than pursuant to (i) this Agreement or the Existing Credit Agreement, (ii) the Receivables Purchase Documents and (iii) the Singapore Credit Agreement; provided, that the Singapore Credit Agreement shall not in any way prohibit any member of the Singapore Regional Group from paying dividends or making any other distribution on its stock, redeeming or repurchasing its stock, making any other similar payment or distribution, or paying any Indebtedness or other obligation owed to the Borrower or any Subsidiary Guarantor.

Hedging Obligations.  The Borrower shall not and shall not permit any of its Subsidiaries to enter into any Hedging Arrangements other than Hedging Arrangements entered into by the Borrower or its Subsidiaries pursuant to which the Borrower or such Subsidiary has hedged its or its Subsidiaries’ reasonably estimated interest rate, foreign currency or commodity exposure and which are of a non-speculative nature.

Issuance of Disqualified Stock.  From and after the Closing Date, neither the Borrower, nor any of its Subsidiaries shall issue any Disqualified Stock.  All issued and outstanding Disqualified Stock shall be treated as Indebtedness for borrowed money for all purposes of this Agreement, and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock.

Non-Guarantor Subsidiaries.  The Borrower will not at any time permit the aggregate assets of all of the Borrower’s domestic consolidated Subsidiaries (other than the SPVs) which are not Subsidiary Guarantors to exceed ten percent (10%) of Consolidated Domestic Assets of the Borrower and its consolidated Subsidiaries (other than the SPVs).  The Borrower shall not permit any of its Subsidiaries (including non-domestic Subsidiaries) to guaranty any Indebtedness of the Borrower for which the Borrower is a primary obligor (other than solely as a guarantor of obligations of its Affiliates or other third parties) other than the Indebtedness hereunder unless each such Subsidiary is a Subsidiary Guarantor under the Subsidiary Guaranty.

Temporary Suspension of Certain Terms of the Negative Covenants.  Notwithstanding anything to the contrary in this Section 7.3, until the date on which amendments to, or consents under, each of the Existing Credit Facility and the Singapore Credit Facility have been delivered to the Administrative Agent, (a) the terms of Section 7.3(C) shall not prohibit the creation of a Lien by the Borrower of any of it Subsidiaries on any of its properties or other assets in favor of the agent under the Existing Credit Facility (for the benefit of itself and the lenders thereunder) or the agent under the Singapore Credit Facility (for the benefit of itself and the lenders thereunder), in either case, as collateral for the obligations under such facility, (b) the last paragraph of Section 7.3(C) shall not apply to the Existing Credit Facility or the Singapore Credit Facility, (c) Section 7.3(Q) shall have no force or effect and (d) the terms of this Section 7.3 shall not encumber or restrict the ability of any Subsidiary to pay dividends or make any other distribution on its stock, redeem or repurchase its stock, make any other similar payment or distribution, pay any Indebtedness or other obligation owed to the Borrower or any other Subsidiary, make loans or advances or other Investments in the Borrower or any other Subsidiary, to sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary or merge, consolidate with or liquidate into the Borrower or any other Subsidiary.  For the avoidance of doubt, it is understood and agreed that (x) the Advance shall not be made hereunder unless and until fully executed and effective amendments to, or consents under, the Existing Credit Facility and the Singapore Credit Facility have been delivered to the Administrative Agent and the Lenders as required by Section 5.1 and (y) on and as of the Funding Date, this Section 7.3(R) shall be of no further force and effect, including for the purpose of confirming the absence of any Default or Unmatured Default as a condition to making the Advance as required by Section 5.1.

Financial Covenants.  The Borrower shall comply with the following:

Maximum Leverage Ratio.  The Borrower shall not permit the ratio of (i) the sum of all Indebtedness of the Borrower and its Subsidiaries minus, solely for the purposes of the calculation of the Covenant Leverage Ratio pursuant to this Section 7.4(A), Receivables Facility Attributed Indebtedness to (ii) EBITDA (such ratio, the “Covenant Leverage Ratio”) at any time to be greater than 3.50 to 1.00; provided that if, at the end of any fiscal quarter, the Covenant Leverage Ratio is greater than 3.50 to 1.00 and the Borrower has entered into a transaction or transactions, including, but not limited to, Permitted Acquisitions or repurchases of the Borrower’s Capital Stock within the two most recently ended fiscal quarters (including such fiscal quarter) (a fiscal quarter in which all such conditions are satisfied, a “Trigger Quarter”), then the Covenant Leverage Ratio may be greater than 3.50 to 1.00 but shall not exceed 4.00 to 1.00 for such Trigger Quarter and the next succeeding three fiscal quarters; provided that, following the occurrence of a Trigger Quarter, no subsequent Trigger Quarter shall be deemed to have occurred or to exist for any reason unless and until the Covenant Leverage Ratio has returned to less than or equal to 3.50 to 1.00 as of the end of at least one fiscal quarter following the occurrence of such initial Trigger Quarter; provided, further that, the Covenant Leverage Ratio shall return to less than or equal to 3.50 to 1.00 no later than the fourth fiscal quarter after such initial Trigger Quarter.  The Covenant Leverage Ratio shall be calculated as of the last day of each fiscal quarter based upon (a) for Indebtedness and Receivables Facility Attributed Indebtedness, Indebtedness and Receivables Facility Attributed Indebtedness, as the case may be, as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a proforma basis using unadjusted historical audited and reviewed unaudited financial statements obtained from the seller (with the EBITDA component thereof broken down by fiscal quarter in the Borrower’s reasonable judgment).

Minimum Interest Expense Coverage Ratio.  The Borrower shall maintain a ratio (the “Interest Expense Coverage Ratio”) for any applicable period of (a) EBIT for such period to (b) Interest Expense for such period of greater than 3.00 to 1.00 for each fiscal quarter.  The Interest Expense Coverage Ratio shall be calculated as of the last day of each fiscal quarter for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a proforma basis using unadjusted historical audited and reviewed unaudited financial statements obtained from the seller (with the EBITDA component thereof broken down by fiscal quarter in the Borrower’s reasonable judgment).

DEFAULTS

Defaults.  Each of the following occurrences shall constitute a Default under this Agreement:

Failure to Make Payments When Due.  The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within five (5) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

Breach of Certain Covenants.  The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower or there shall otherwise be a breach of any covenant under:

Sections 7.1 or 7.2 (other than Section 7.2(K)) and such failure or breach shall continue unremedied for thirty (30) days after the earlier to occur of (a) the date on which written notice from the Administrative Agent or any Lender is received by the Borrower of such breach and (b) the date on which a member of the Senior Management Team of the Borrower or any Subsidiary Guarantor had knowledge of the existence of such breach or should have known of the existence of such breach; or

Sections 7.2(K), 7.3 or 7.4.

Breach of Representation or Warranty.  Any representation or warranty made or deemed made by the Borrower to the Administrative Agent or any Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

Other Defaults.  The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (A) or (B) of this Section 8.1), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the earlier to occur of (a) the date on which written notice from the Administrative Agent or any Lender is received by the Borrower of such breach and (b) the date on which a member of the Senior Management Team of the Borrower or any Subsidiary Guarantor had knowledge of the existence of such breach or should have known of the existence of such breach.

Default as to Other Indebtedness.  The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), beyond any period of grace provided, with respect to any Indebtedness (other than Indebtedness hereunder) which individually or together with other such Indebtedness as to which any such failure exists (other than hereunder) constitutes Material Indebtedness; or any breach, default or event of default (including any “Amortization Event” or event of like import in connection with the Receivables Purchase Facility) shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Material Indebtedness having such aggregate outstanding principal amount, beyond any period of grace, if any, provided with respect thereto, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower or any of its Subsidiaries offer to purchase such Material Indebtedness or other required repurchase of such Material Indebtedness, or permit the holder(s) of such Material Indebtedness to accelerate the maturity of any such Material Indebtedness or require a redemption or other repurchase of such Material Indebtedness; or any such Material Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

Involuntary Bankruptcy; Appointment of Receiver, Etc.

An involuntary case shall be commenced against the Borrower or any of the Borrower’s Material Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of  the Borrower or any of the Borrower’s Material Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of the Borrower’s Material Subsidiaries or over all or a substantial part of the property of the Borrower or any of the Borrower’s Material Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of the Borrower’s Material Subsidiaries or of all or a substantial part of the property of the Borrower or any of the Borrower’s Material Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of the Borrower’s Material Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

Voluntary Bankruptcy; Appointment of Receiver, Etc.  The Borrower or any of the Borrower’s Material Subsidiaries (i) shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) shall make any assignment for the benefit of creditors, (v) shall take any corporate action to authorize any of the foregoing or (vi) is generally not paying, or admits in writing its inability to pay, its debts as they become due.

Judgments and Attachments.  Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $30,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

Dissolution.  Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

Loan Documents.  At any time, for any reason, any Loan Document as a whole that materially affects the ability of the Administrative Agent, or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Borrower or any of the Borrower’s Subsidiaries party thereto seeks to repudiate its obligations under any Loan Document.

Termination Event.  Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject either the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $30,000,000.

Waiver of Minimum Funding Standard.  If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the Required Lenders believe the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $30,000,000.

Change of Control.  A Change of Control shall occur.

[Reserved.]

Environmental Matters.  The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law which by the Borrower or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject either the Borrower or its Subsidiaries to liability individually or in the aggregate in excess of $30,000,000.

Subsidiary Guarantor Revocation.  Any Subsidiary Guarantor shall terminate or revoke any of its obligations under the Subsidiary Guaranty or breach any of the material terms of such Subsidiary Guaranty.

Receivables Purchase Document Events.  A “Termination Event” (as defined in the 2000 Receivables Sale Agreement), an “Amortization Event” (as defined in the 2000 Receivables Purchase Agreement) or any other breach or event of like import under any replacement Receivables Purchase Documents permitted hereby (any such event, a “Receivables Facility Trigger Event”) shall (i) occur with respect to the conduct or performance of (a) any Originator, (b) any servicer of the Receivables (so long as such servicer is the Borrower or a Subsidiary thereof) under the Receivables Purchase Documents, (c) any guarantor of the obligations of any Originator or servicer under the Receivables Purchase Documents or (d) any of their respective Subsidiaries other than an SPV and (ii) result in the termination of reinvestments of collections or proceeds of Receivables and Related Security under any agreements evidencing Receivables Facility Attributed Indebtedness (it being understood and agreed that the occurrence of a Receivables Facility Trigger Event resulting solely from (x) the conduct or performance of an SPV and/or (y) the performance or quality of the Receivables securing the obligations under the Receivables Purchase Documents, taken together with the circumstances described in the foregoing clause (ii), shall not give rise to a Default under this Section 8.1(Q)).

A Default shall be deemed “continuing” until cured or until waived in writing in accordance with Section 9.3.

ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES

Termination of Commitments; Acceleration.  If any Default described in Section 8.1(F), (G) or (I) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender.  If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.

Defaulting Lender.  In the event that any Lender fails to fund its Pro Rata Share of the Advance requested or deemed requested by the Borrower, which such Lender is obligated to fund under the terms of this Agreement (the funded portion of the Advance being hereinafter referred to as a “Non Pro Rata Loan”), until the earlier of such Lender’s cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Lender’s share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations.  Notwithstanding anything in this Agreement to the contrary:

the foregoing provisions of this Section 9.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.9;

any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share, of the Advance at such time as an amount equal to such Lender’s original Pro Rata Share of the requested principal portion of the Advance is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 9.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

amounts advanced to the Borrower to cure, in full or in part, any such Lender’s failure to fund its Pro Rata Share of the Advance (“Cure Loans”) shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied first, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, second, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Floating Rate Loans constituting Cure Loans;

for so long as and until the earlier of any such Lender’s cure of the failure to fund its Pro Rata Share of the Advance and the termination of the Commitments, the term “Required Lenders” for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Share of the Advance have not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; and

for so long as and until any such Lender’s failure to fund its Pro Rata Share of the Advance is cured in accordance with Section 9.2(ii), such Lender shall not be entitled to any Facility Fees with respect to its Commitment or Loans, which Facility Fees shall accrue in favor of the Lenders which have funded their respective Pro Rata Share of the Advance, and shall be allocated among such performing Lenders ratably based upon their relative Commitments or Loans.

Amendments.  Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender (which is not a defaulting Lender under the provisions of Section 9.2) adversely affected thereby (which shall be deemed to include all Lenders in the case of clauses (iii), (v), (vi) or (viii) below):

Postpone or extend the Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (other than any modifications of the provisions relating to amounts, timing or application of prepayments of the Loans and other Obligations, which modifications shall require the approval only of the Required Lenders).

Reduce the principal amount of any Loans, or reduce the rate or extend the time of payment of interest or fees thereon (other than a waiver of the application of the default rate of interest pursuant to Section 2.10 hereof).

Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of “Required Lenders” or “Pro Rata Share”.

Increase the amount of the Commitment of such Lender hereunder or increase such Lender’s Pro Rata Share.

Permit the Borrower to assign its rights under this Agreement.

Other than pursuant to a transaction permitted by the terms of this Agreement, release any guarantor from its obligations under the Subsidiary Guaranty.

Waive or amend any of the conditions set forth in Section 5.1.

Amend Section 12.1 or 12.2.

Amend this Section 9.3.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.  The Administrative Agent may waive payment of the fee required under Section 13.3(B)(iii) without obtaining the consent of any of the Lenders.
Preservation of Rights.  No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.3, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied in cash and all financing arrangements among the Borrower and the Lenders shall have been terminated.

GENERAL PROVISIONS

Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated.

Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

Performance of Obligations.  The Borrower agrees that after the occurrence and during the continuance of a Default, the Administrative Agent may, but shall have no obligation to, make any payment or perform any act required of the Borrower under any Loan Document to the extent the Administrative Agent determines that such action shall be necessary or advisable in order to protect or preserve the rights of the Lenders hereunder.  The Administrative Agent shall use its reasonable efforts to give the Borrower notice of any action taken under this Section 10.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower’s obligations in respect thereof.  The Borrower agrees to pay the Administrative Agent, upon demand, the principal amount of all funds advanced by the Administrative Agent under this Section 10.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full.  If the Borrower fails to make payment in respect of any such advance under this Section 10.3 within one (1) Business Day after the date the Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of such advance.  If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent’s demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received.  The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section 10.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender’s Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent.  All outstanding principal of, and interest on, advances made under this Section 10.3 shall constitute Obligations subject to the terms of this Agreement until paid in full by the Borrower.

Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof except as specifically set forth in a side letter among the Agents, the Arrangers and the Borrower, dated as of the Closing Date.

Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

Expenses; Indemnification.

Expenses.  The Borrower shall reimburse the Administrative Agent and the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of attorneys and paralegals for the Administrative Agent and the Arrangers, which attorneys and paralegals may be employees of the Administrative Agent or the Arrangers) paid or incurred by the Administrative Agent or the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment modification and, after the occurrence and during the continuance of a Default or an Unmatured Default, administration of the Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent and the Arrangers and the Lenders for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of attorneys and paralegals for the Administrative Agent and the Arrangers and the Lenders, which attorneys and paralegals may be employees of the Administrative Agent or the Arrangers or the Lenders) paid or incurred by the Administrative Agent or the Arrangers or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents; provided, that after the occurrence and during the continuance of a Default, the Borrower agrees to reimburse the Administrative Agent, the Arrangers and the Lenders for all such costs and out-of-pocket expenses, whether or not reasonable.

Indemnity.  The Borrower further agrees to defend, protect, indemnify, and hold harmless the Administrative Agent, each Arranger and each and all of the Lenders and each of their respective Affiliates, and each of the Administrative Agent or such Arranger’s, Lender’s, or Affiliate’s respective officers, directors, trustees, investment advisors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

this Agreement, the other Loan Documents or any of the Transaction Documents, or any act, event or transaction related or attendant thereto or to the Transactions and the making of the Loans hereunder, the management of such Loans, the use or intended use of the proceeds of the Loans hereunder, or any of the other transactions contemplated by the Transaction Documents; or

any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the “Indemnified Matters”);

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee with respect to the Loan Documents, as determined by the final non-appealed judgment of a court of competent jurisdiction.  If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.
Each Indemnitee, with respect to any action against it in respect of which indemnity may be sought under this Section, shall give written notice of the commencement of such action to the Borrower within a reasonable time after such Indemnitee is made a party to such action.  Upon receipt of any such notice by the Borrower, unless such Indemnitee shall be advised by its counsel that there are or may be legal defenses available to such Indemnitee that are different from, in addition to, or in conflict with, the defenses available to the Borrower or any of its Subsidiaries, the Borrower may participate with the Indemnitee in the defense of such Indemnified Matter, including the employment of counsel consented to by such Indemnitee (which consent shall not be unreasonably withheld); provided, however, nothing provided herein shall entitle (a) the Borrower or any of its Subsidiaries to assume the defense of such Indemnified Matter or (b) any Indemnitee to effect any settlement in respect of any indemnified matter without the Borrower’s consent, such consent not to be unreasonably withheld.

Waiver of Certain Claims; Settlement of Claims.  The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages.  No settlement of any claim asserted against or likely to be asserted against an Indemnitee shall be entered into by the Borrower or any if its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement, the other Loan Documents or in connection with the Transactions (whether or not the Administrative Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases such Indemnitee from any and all liability  with respect thereto.

Survival of Agreements.  The obligations and agreements of the Borrower under this Section 10.7 shall survive the termination of this Agreement.

Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.  If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Borrower’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes.  In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

Nonliability of Lenders.  The relationship between the Borrower and the Lenders and the Administrative Agent shall be solely that of borrower and lender.  Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower.  Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

GOVERNING LAW.  THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE LENDERS, AT NEW YORK, NEW YORK BY ACKNOWLEDGING AND AGREEING TO IT THERE.  ANY DISPUTE BETWEEN THE BORROWER AND THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

CONSENT TO JURISDICTION; JURY TRIAL.

EXCLUSIVE JURISDICTION.  EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK.  EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

OTHER JURISDICTIONS.  THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON.  THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON BUT SHALL ONLY BE PERMITTED TO BRING ANY SUCH PERMISSIVE COUNTERCLAIM IN A PROCEEDING BROUGHT PURSUANT TO CLAUSE (A).  THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

VENUE.  THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUMNONCONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH.  EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ADVICE OF COUNSEL.  EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF SECTION 10.7 AND THIS SECTION 10.13, WITH ITS COUNSEL.

Subordination of Intercompany Indebtedness.  The Borrower agrees that any and all claims of the Borrower against any of its Subsidiaries that is a Subsidiary Guarantor with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Subsidiary Guarantor to the extent permitted by the terms of this Agreement and the other Loan Documents.  Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any Subsidiary Guarantor, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Subsidiary Guarantor shall be and are subordinated to the rights of the Holders of Obligations and the Administrative Agent in those assets.  The Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Obligations (or any affiliate thereof) have been terminated.  If all or any part of the assets of any Subsidiary Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Subsidiary Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Subsidiary Guarantor is dissolved or if substantially all of the assets of any such Subsidiary Guarantor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Subsidiary Guarantor to the Borrower (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash).  Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the holders of Obligations (and their affiliates), the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Holders of Obligations.  If the Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same.  The Borrower agrees that until the Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Obligations (and their affiliates) have been terminated, the Borrower will not assign or transfer to any Person (other than the Administrative Agent) any claim the Borrower has or may have against any Subsidiary Guarantor.

THE ADMINISTRATIVE AGENT

Appointment and Authorization.  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

Administrative Agent and Affiliates.  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Action by Administrative Agent and Liability of Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.3), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.3) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Reliance on Documents and Counsel.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Employment of Agents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Indemnification.  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Arrangers under any of the Loan Documents, including under Section 10.7(A) or (B) of this Agreement, each Lender severally agrees to pay to the Administrative Agent or the Arrangers, as the case may be, ratably in accordance with such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Arrangers, in their respective capacity as such.

Successor Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.7 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Administrative Agent, Arrangers, Syndication Agent, Documentation Agent.  None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a “Syndication Agent,” “Documentation Agent” or “Arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than if such Person is a Lender, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a “Syndication Agent,” “Documentation Agent” or “Arranger” shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender.  In addition to the agreement set forth in Section 11.8, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SETOFF; RATABLE PAYMENTS

Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

Application of Payments.  Subject to the provisions of Section 9.2, the Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 12.3, apply all payments and prepayments in respect of any Obligations received after the occurrence and during the continuance of a Default or Unmatured Default in the following order:

first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

second, to pay interest on and then principal of any advance made under Section 10.3 for which the Administrative Agent has not then been paid by the Borrower or reimbursed by the Lenders;

third, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Administrative Agent;

fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders;

fifth, to pay interest due in respect of Loans;

sixth, to the ratable payment or prepayment of principal outstanding on Loans; and

seventh, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans shall be applied to the outstanding Loans first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.  The order of priority set forth in this Section 12.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent and the Lenders as among themselves.  The order of priority set forth in clauses (D) through (G) of this Section 12.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person.  The order of priority set forth in clauses (A) through (C) of this Section 12.3 may be changed only with the prior written consent of the Administrative Agent.
Relations Among Lenders.

Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.  The Administrative Agent shall have the exclusive right on behalf of the Lenders, at the direction of the Required Lenders, to enforce on the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

Representations and Covenants Among Lenders.  Each Lender represents and covenants for the benefit of all other Lenders and the Administrative Agent that such Lender is not satisfying and shall not satisfy any of its obligations pursuant to this Agreement with any assets considered for any purposes of ERISA or Section 4975 of the Code to be assets of or on behalf of any “plan” as defined in section 3(3) of ERISA or section 4975 of the Code, regardless of whether subject to ERISA or Section 4975 of the Code.

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Article XIII.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 13.2) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.  The Administrative Agent may treat the Person which made any Loan or which holds any note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided,however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any note to direct payments relating to such Loan or note to another Person.  Any assignee of the rights to any Loan or any note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

Participations.

Permitted Participants; Effect.  Any Lender may, without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 9.3 that adversely affects such Participant.  Subject to paragraph (B) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.2, 4.3, 4.4 and 4.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.1 as though it were a Lender, provided such Participant agrees to be subject to Section 12.2 as though it were a Lender.

Limitation of Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 4.1, 4.2 or 4.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 4.5 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.5 as though it were a Lender.

Assignments.

Consents.  Subject to the conditions set forth in paragraph (B) below, any Lender may assign to one or more assignees (“Purchasers”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of: (i) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Purchaser that is a Lender, an Affiliate of a Lender or an Approved Fund or, if a Default has occurred and is continuing, any other assignee; and (ii) the Administrative Agent.

Conditions.  Assignments shall be subject to the following additional conditions:

except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitments or Loans;

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates, the Subsidiary Guarantors and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

Effect; Effective Date.  Subject to acceptance and recording thereof pursuant to paragraph (D) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 10.7).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.2.

The Register.  The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Recording.  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section 13.3 and any written consent to such assignment required by this Section 13.3, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.2(D), 2.17, 3.6, 3.7 or 11.6, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

Pledge to a Federal Reserve Bank.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Confidentiality.   Each Agent and Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, its Subsidiaries and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or Lender on a non-confidential basis from a source other than the Borrower.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent or Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 13.4 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND  ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES, THE SUBSIDIARY GUARANTORS (AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES) AND ITS SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

NOTICES

Giving Notice.

Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

if to the Borrower, to it at 533 Maryville University Drive, St. Louis, MO 63141, Attention of William C. Fox, Vice President and Treasurer (Telecopy No. (314) 985-2220);

if to the Administrative Agent, to it at 270 Park Avenue, New York, NY 10017, Attention of Anthony White (Telecopy No. (212) 270-3279), with a copy to 131 S. Dearborn Street, Chicago, IL 60603, Attention of William Oleferchik (Telecopy No. (312) 325-3093); and

if to any other Lender, to it at its address (or telecopy number) set forth below its signature hereto.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Change of Address.  The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective on the Closing Date when it has been executed by the Borrower, the Agents and the Lenders, and each other condition to the Closing Date set forth in Section 5.2 has been satisfied.

USA PATRIOT ACT

Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

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IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

ENERGIZER HOLDINGS, INC., as the Borrower

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as Syndication Agent and as a Lender

By:
Name:
Title:

CITIBANK, N.A., as Documentation Agent and as a Lender

By:
Name:
Title: